Filed pursuant to Rule 433(d)
Registration Statement No. 333-130870

Option One Mortgage Loan Trust
2007-CP1

Marketing Materials

$756,800,000 (Approximate)
Offered Certificates

Option One Mortgage Acceptance Corporation
Depositor

Option One Mortgage Corporation
Originator and Servicer

RBS Greenwich Capital	Banc of America Securities LLC
Co-Lead Underwriters

Citigroup	JP Morgan Securities Inc.
H&R Block Financial Advisors, Inc.	HSBC Securities (USA) Inc.
Co-Managers

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Patrick Leo	(203) 618-2952
Andrew Jewett	(203) 618-2473

Trading
Ron Weibye	(203) 625-6160
Bob Pucel	(203) 625-6160
Mark Bower	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Laura Ahn	(212) 438-8012

Moody’s
Cecilia Lam	(415) 274-1724

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 422-2006.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Preliminary Term Sheet	Date Prepared: February 6, 2007

$756,800,000 (Approximate)
Offered Certificates
Option One Mortgage Loan Trust 2007-CP1

Class(1,3,4)	Principal Amount ($)	WAL (Years) Call/Mat(2)	Pymt Window (Mths) Call/Mat(2)	Expected Rating (Moody’s/S&P)	Assumed Final Distribution Date	Certificate Type

I-A-1	$336,219,000	Not Offered Hereby		Aaa/AAA	March 2037	Fltg Rate Group I Senior
II-A-1	$128,577,000	0.90 / 0.90	1-20 / 1-20	Aaa/AAA	March 2037	Fltg Rate Group II Senior
II-A-2	$83,650,000	2.00 / 2.00	20-31 / 20-31	Aaa/AAA	March 2037	Fltg Rate Group II Senior
II-A-3	$20,354,000	2.78 / 2.78	31-36 / 31-36	Aaa/AAA	March 2037	Fltg Rate Group II Senior
M-1	$40,800,000	4.34 / 4.34	36-60 / 36-60	[Aa1/AA+]	March 2037	Seq. Fltg Rate Subordinate
M-2	$52,400,000	5.45 / 6.34	60-66 / 60-102	[Aa2/AA]	March 2037	Seq. Fltg Rate Subordinate
M-3	$14,400,000	5.51 / 10.04	66-66 / 102-147	[Aa3/AA-]	March 2037	Seq. Fltg Rate Subordinate
M-4	$18,800,000	4.34 / 4.71	45-66 / 45-115	[A1/A+]	March 2037	Fltg Rate Subordinate
M-5	$15,600,000	4.23 / 4.58	43-66 / 43-111	[A2/A]	March 2037	Fltg Rate Subordinate
M-6	$10,400,000	4.16 / 4.50	42-66 / 42-106	[A2/A-]	March 2037	Fltg Rate Subordinate
M-7	$11,600,000	4.11 / 4.43	41-66 / 41-103	[A3/BBB+]	March 2037	Fltg Rate Subordinate
M-8	$10,400,000	4.07 / 4.37	40-66 / 40-98	[Baa1/BBB]	March 2037	Fltg Rate Subordinate
M-9	$13,600,000	4.03 / 4.29	39-66 / 39-94	[Baa2/BBB-]	March 2037	Fltg Rate Subordinate
Total:	$756,800,000

(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans. The principal balance of each Class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are priced to call. The margins on the Class I-A-1, Class II-A-1, Class II-A-2 and Class II-A-3 Certificates double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are equal to 1.5x the original margins after the clean-up call date.

(4)	See “Net WAC Rate” herein.

Depositor:	Option One Mortgage Acceptance Corporation.

Originator and
Servicer:	Option One Mortgage Corporation (“Option One”).

Co-Lead Underwriters:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”) and Banc of America Securities LLC.

Co-Managers:	Citigroup Global Markets Inc., JP Morgan Securities Inc., HSBC Securities (USA) Inc., H&R Block Financial Advisors Inc.

Trustee and Swap
Administrator:	Wells Fargo Bank, N.A.

Swap Provider:	TBD.

Offered Certificates:
The Class I-A-1 Certificates (the “Group I Certificates”) and the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates (collectively, the “Group II Certificates”) are referred to herein as the “Senior Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are collectively referred to herein as the “Subordinate Certificates.” The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Offered Certificates” or the “Certificates.”

Federal Tax Status:	It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan in the mortgage pool on the Closing Date, the later of (i) the origination date of the Mortgage Loan or (ii) February 1, 2007.

Expected Pricing Date:	On or about the week of February [9], 2007.

Expected Closing Date:	On or about February 22, 2007.

Expected Settlement Date:	On or about February 22, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in March 2007.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Offered Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	It is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Senior, Class M-1, Class M-2 and Class M-3 Certificates will constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:
Approximately 0.30% of the aggregate principal balance of the Mortgage Loans for the first 10 due periods, approximately 0.40% of the aggregate principal balance of the Mortgage Loans for due periods 11 through 30, and approximately 0.65% of the aggregate principal balance of the Mortgage Loans for due periods 31 and thereafter.

Trustee Fee:	Approximately [0.003]% per annum on the aggregate principal balance of the Mortgage Loans.

Optional Termination:
The Servicer will have the right to purchase all of the Mortgage Loans and REO properties on any Distribution Date following the Distribution Date on which the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Clean-up Call”). In the event the Servicer fails to exercise its right to such termination, the NIMS Insurer, if any, will have the right to exercise the termination.

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:

ARM Loans:    100% PPC (100% PPC: 2.00% in month 1, increased by approximately 2.545% each month to 30.00% CPR in month 12, remaining constant at 30.00% CPR through month 23, increasing to 60.00% CPR in month 24 and remaining constant at 60.00% CPR until month 27 and decreasing to 35.00% CPR in month 28 and remaining constant at 35.00% CPR from month 28 and thereafter)

The maximum prepayment speed in any scenario is capped out at 90% CPR.

Initial Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Initial Mortgage Loans was approximately $788,457,909, of which: (i) approximately $466,059,672 consisted of a pool of conforming balance adjustable-rate Mortgage Loans (the “Group I Initial Mortgage Loans”) and (ii) approximately $322,398,237 consisted of a pool of conforming and non-conforming balance adjustable-rate mortgage loans (the “Group II Initial Mortgage Loans” and together with the Group I Initial Mortgage Loans, the “Initial Mortgage Loans”).

With respect to approximately 0.56% of the Initial Mortgage Loans, Option One also originated a second lien mortgage loan at the time of originating the first lien mortgage loan.

Additional Mortgage Loans:
On the Closing Date, in addition to the Initial Mortgage Loans, approximately $11,542,091 of additional loans will be added to the trust, of which: (i) approximately $6,822,562 of additional conforming balance adjustable-rate Mortgage Loans (the “Group I Additional Mortgage Loans”) and (ii) approximately $4,719,529 consisted of a pool of conforming and non-conforming balance adjustable-rate mortgage loans (the “Group II Additional Mortgage Loans” and together with the Group I Additional Mortgage Loans, the “Additional Mortgage Loans”). On the Closing Date, the Initial Mortgage Loans and the Additional Mortgage Loans will be the “Closing Date Mortgage Loans.”

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:	The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One-Month LIBOR plus the margin for such Class and (ii) the Maximum Cap Rate.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Adjusted Net Maximum
Mortgage Rate:	The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate less the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Net WAC Rate:
The “Net WAC Rate” for each class of Offered Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) minus the per annum rate equal to (y) the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12.

Maximum Cap Rate:
The “Maximum Cap Rate” for each class of Offered Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) plus (y) the per annum rate equal to the product of (a) the Net Swap Payment paid by the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, minus (z) the per annum rate of the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12.

Net WAC Rate
Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:	Consists of the following:
1) Excess Cashflow;
2) The Overcollateralization Amount; and,
3) Subordination.

In addition, the Offered Certificates will have the benefit of payments received under the Swap Agreement.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the notional amount as shown in the Swap Schedule herein. Under the Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in April 2007 and ending with the Distribution Date in August 2012, the Trust shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to [5.270]% per annum, (y) the lesser of (i) the notional amount as set forth in the Swap Agreement for that Distribution Date and (ii) the aggregate certificate principal balance of the Offered Certificates immediately preceding such Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the lesser of (i) the notional amount as set forth in the Swap Agreement for that Distribution Date and (ii) the aggregate certificate principal balance of the Offered Certificates immediately preceding such Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed as described below. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. In the event that the Trust is required to make a Swap Termination Payment, payments generally will be paid prior to distributions to Certificateholders.

Overcollateralization
Amount:
The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and the Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 5.40% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build O/C until the Overcollateralization Target Amount is reached.

Overcollateralization
Target Amount:	Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 5.40% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 10.80% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i) the Distribution Date after the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero; and
(ii) the later to occur of
(x) the Distribution Date occurring in March 2010 and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 57.80%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [27.65]% of the current Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
March 2009 - February 2010	[2.30]% for March 2009, plus 1/12 of [2.80]% thereafter
March 2010 - February 2011	[5.10]% for March 2010, plus 1/12 of [2.85]% thereafter
March 2011 - February 2012	[7.95]% for March 2011, plus 1/12 of [2.25]% thereafter
March 2012 - February 2013	[10.20]% for March 2012, plus 1/12 of [ 1.10]% thereafter
March 2013 and thereafter	[11.30]%

Expected Credit Support
Percentages:
	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	28.90%	57.80%
Class M-1	23.80%	47.60%
Class M-2	17.25%	34.50%
Class M-3	15.45%	30.90%
Class M-4	13.10%	26.20%
Class M-5	11.15%	22.30%
Class M-6	9.85%	19.70%
Class M-7	8.40%	16.80%
Class M-8	7.10%	14.20%
Class M-9	5.40%	10.80%

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.

Priority of Distributions:            Available funds from the Mortgage Loans will be distributed as follows:

1)    Interest funds, as follows: first to pay servicing fees and trustee fees, second, to the Swap Account, net swap payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider, third, monthly interest plus any previously unpaid interest to the Senior Certificates, generally from the related loan group, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the Class M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates and twelfth monthly interest to the Class M-9 Certificates.

2)    Principal funds, as follows: first to the Swap Account, net swap payments and swap termination payments (other than a swap termination payment resulting from a swap provider trigger event) not covered by Interest Funds, and then, monthly principal to the Senior Certificates, generally based on the principal collected in the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal Paydown", then monthly principal to the Class M-7 Certificates as described under "Principal Paydown", then monthly principal to the Class M-8 Certificates as described under "Principal Paydown", and lastly, monthly principal to the Class M-9 Certificates as described under "Principal Paydown."

3)     Excess Cashflow as follows: as principal to the Certificates to replenish or maintain O/C as described under "Principal Paydown", then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, and then any unpaid applied Realized Loss amount to the Class M-9 Certificates.

4)     Any remaining Excess Cashflow to the Net WAC Rate Carryover Reserve Account to be paid to the Senior Certificates, pro-rata and then to the Subordinate Certificates sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates, before taking into account payments received by the trust from the Swap Agreement.

5)    Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Swap Agreement).

Principal Paydown:
Principal distributed to the Group II Certificates will be distributed sequentially to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, provided however, if all the Subordinate Certificates and the Overcollateralization Amount have been reduced to zero, such principal will be distributed on a pro-rata basis to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates until each such class has been reduced to zero. In certain customary circumstances, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates generally pro rata, based on principal collected in the related loan group, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates and then ix) the Class M-9 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, all the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, such that the Senior Certificates will have at least 57.80% credit enhancement, second to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, such that the Class M-1, Class M-2 and Class M-3 Certificates will have at least 30.90% credit enhancement, third to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 26.20% credit enhancement, fourth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 22.30% credit enhancement, fifth to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 19.70% credit enhancement, sixth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 16.80% credit enhancement, seventh to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 14.20% credit enhancement, and eighth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 10.80% credit enhancement, (subject, in each case, to the overcollateralization floor).

Swap Account:	On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i)	to pay any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement; and

(ii)	to pay any Swap Termination Payment (not caused by a Swap Provider trigger event) owed to the Swap Provider pursuant to the Swap Agreement

On each Distribution Date, any Net Swap Payments on deposit in the Swap Account received from the Swap Provider will be distributed in the following order of priority:

(i)	to each class of Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii)
to the Senior Certificates and to the Subordinate Certificates, any principal in accordance with the principal payment provisions described under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; and

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Total Mortgage Loan Statistics
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$788,457,909	$49,791	$1,199,940
Average Scheduled Principal Balance	$243,502
Number of Mortgage Loans	3,238

Weighted Average Gross Coupon	9.105%	5.750%	13.000%
Weighted Average FICO Score	553	500	768
Weighted Average Original LTV	76.55%	14.29%	95.00%
Weighted Average Debt-to-Income	42.82%	2.72%	70.74%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	356 months	278 months	360 months
Weighted Average Seasoning	4 months	0 months	82 months

Weighted Average Gross Margin	6.071%	1.000%	9.000%
Weighted Average Minimum Interest Rate	8.571%	4.000%	13.000%
Weighted Average Maximum Interest Rate	15.122%	9.250%	19.125%
Weighted Average Initial Rate Cap	2.990%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.500%
Weighted Average Months to Roll	23 months	2 months	59 months

Maturity Date		Apr 1 2030	Feb 1 2037
Maximum Zip Code Concentration	0.35%	95762

ARM	100.00%	Cash Out Refinance	87.62%
		Purchase	5.55%
2/28 6 MO LIBOR	63.25%	Rate/Term Refinance	6.83%
2/28 6 MO LIBOR 40/30 Balloon	14.24%
2/28 6 MO LIBOR IO	13.14%	2-4 Units Attached	2.06%
3/27 6 MO LIBOR	1.42%	2-4 Units Detached	7.04%
3/27 6 MO LIBOR 40/30 Balloon	0.65%	Condo Conversion Attached	0.05%
3/27 6 MO LIBOR IO	0.35%	Condo High-Rise Attached	0.71%
5/25 6 MO LIBOR	3.35%	Condo Low-Rise Attached	4.57%
5/25 6 MO LIBOR 40/30 Balloon	0.90%	Manufactured Housing	0.04%
5/25 6 MO LIBOR IO	2.71%	PUD Attached	1.70%
		PUD Detached	10.02%
Interest Only	16.19%	Single Family Attached	2.20%
Not Interest Only	83.81%	Single Family Detached	71.61%

Prepay Penalty: 0 months	32.34%	Non-owner	3.21%
Prepay Penalty: 12 months	9.94%	Primary	95.75%
Prepay Penalty: 24 months	52.32%	Second Home	1.05%
Prepay Penalty: 30 months	0.12%
Prepay Penalty: 36 months	5.28%	Top 5 States:
		California	23.94%
First Lien	100.00%	Florida	12.28%
		New York	8.10%
Business Bank Statements	2.90%	New Jersey	6.90%
Full Documentation	39.99%	Massachusetts	5.45%
Lite Documentation	1.08%
No Documentation	0.01%
Stated Income Documentation	56.02%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 - 50,000.00	13	649,092.36	0.08%	11.387	356	58.30	531
50,000.01 - 100,000.00	353	28,067,279.17	3.56%	10.836	356	71.34	536
100,000.01 - 150,000.00	657	81,578,699.80	10.35%	10.167	356	76.12	535
150,000.01 - 200,000.00	568	99,613,909.70	12.63%	9.603	356	75.06	542
200,000.01 - 250,000.00	449	100,611,927.17	12.76%	9.273	357	76.19	545
250,000.01 - 300,000.00	311	85,549,234.01	10.85%	9.049	356	76.39	550
300,000.01 - 350,000.00	249	80,890,456.26	10.26%	8.778	356	75.88	555
350,000.01 - 400,000.00	200	74,997,523.24	9.51%	8.704	356	76.63	555
400,000.01 - 450,000.00	141	59,842,998.13	7.59%	8.451	357	78.62	566
450,000.01 - 500,000.00	77	36,720,936.28	4.66%	8.677	356	77.02	560
500,000.01 - 550,000.00	77	40,596,886.89	5.15%	8.252	357	79.14	572
550,000.01 - 600,000.00	45	25,726,164.07	3.26%	8.784	357	79.17	554
600,000.01 - 650,000.00	26	16,250,778.39	2.06%	8.729	357	80.08	561
650,000.01 - 700,000.00	20	13,539,273.96	1.72%	8.126	356	81.42	591
700,000.01 - 750,000.00	18	13,095,660.70	1.66%	8.471	357	77.56	579
750,000.01 - 800,000.00	7	5,420,215.59	0.69%	8.787	357	78.08	549
800,000.01 - 850,000.00	8	6,560,362.87	0.83%	7.873	357	76.84	587
850,000.01 - 900,000.00	7	6,162,471.55	0.78%	9.530	356	82.29	566
900,000.01 - 950,000.00	3	2,813,098.22	0.36%	8.533	356	81.42	567
950,000.01 - 1,000,000.00	1	951,500.21	0.12%	8.490	355	69.29	566
1,000,000.01+	8	8,819,440.06	1.12%	8.255	356	69.42	583
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
5.500 - 5.999	11	5,363,021.21	0.68%	5.818	357	77.76	602
6.000 - 6.499	31	11,399,274.79	1.45%	6.277	355	74.89	593
6.500 - 6.999	98	37,077,410.41	4.70%	6.776	356	76.95	599
7.000 - 7.499	121	41,706,515.95	5.29%	7.278	356	76.16	584
7.500 - 7.999	255	86,036,164.69	10.91%	7.772	356	76.57	583
8.000 - 8.499	267	87,036,703.89	11.04%	8.255	357	76.73	569
8.500 - 8.999	401	108,230,069.04	13.73%	8.758	357	76.77	557
9.000 - 9.499	363	95,934,810.39	12.17%	9.242	356	76.34	545
9.500 - 9.999	538	118,931,209.93	15.08%	9.747	357	76.00	533
10.000 -10.499	332	68,172,839.38	8.65%	10.251	356	76.62	529
10.500 -10.999	346	62,834,962.80	7.97%	10.718	357	77.77	525
11.000 -11.499	173	26,623,379.06	3.38%	11.245	357	75.92	524
11.500 -11.999	173	23,742,530.66	3.01%	11.749	356	76.74	521
12.000 -12.499	97	11,158,733.51	1.42%	12.208	356	77.41	521
12.500 -12.999	31	3,860,525.63	0.49%	12.612	356	71.33	520
13.000 -13.499	1	349,757.29	0.04%	13.000	357	72.16	518
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
500-524	1,263	268,536,502.53	34.06%	9.886	357	75.19	512
525-549	832	192,262,820.58	24.38%	9.437	356	74.12	537
550-574	427	107,862,346.54	13.68%	8.738	357	76.99	563
575-599	331	94,531,143.46	11.99%	8.073	356	76.45	587
600-624	194	61,559,006.26	7.81%	8.110	356	82.15	610
625-649	115	39,351,714.89	4.99%	7.904	356	83.35	634
650-674	42	14,502,327.01	1.84%	7.895	355	86.96	658
675-699	10	3,497,500.95	0.44%	7.765	354	82.43	684
700+	14	4,610,770.39	0.58%	7.582	355	82.67	730
None	10	1,743,776.02	0.22%	9.632	357	64.84	0
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	175	30,571,756.28	3.88%	8.905	356	40.29	556
50.00- 54.99	64	13,327,933.96	1.69%	9.143	356	52.36	540
55.00- 59.99	126	28,534,141.96	3.62%	8.674	356	57.21	548
60.00- 64.99	197	47,541,164.42	6.03%	8.869	356	62.35	542
65.00- 69.99	211	51,101,875.29	6.48%	9.119	356	66.79	540
70.00- 74.99	303	84,677,432.13	10.74%	9.215	356	71.51	540
75.00- 79.99	393	95,994,199.54	12.17%	9.440	357	76.49	533
80.00	779	191,876,130.47	24.34%	9.325	356	80.00	544
80.01- 84.99	68	19,554,625.34	2.48%	8.223	356	83.36	571
85.00- 89.99	262	67,906,122.42	8.61%	8.769	356	86.39	569
90.00- 94.99	655	155,638,892.59	19.74%	9.007	356	90.00	580
95.00- 99.99	5	1,733,634.23	0.22%	8.989	357	95.00	585
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	172	29,888,482.59	3.79%	8.915	356	40.21	556
50.00- 54.99	65	13,636,919.62	1.73%	9.122	356	52.05	541
55.00- 59.99	125	28,434,024.06	3.61%	8.652	356	57.14	548
60.00- 64.99	198	47,681,064.42	6.05%	8.868	356	62.34	542
65.00- 69.99	210	50,725,657.86	6.43%	9.130	356	66.69	540
70.00- 74.99	302	83,842,614.68	10.63%	9.197	356	71.48	540
75.00- 79.99	391	95,712,868.70	12.14%	9.445	357	76.46	533
80.00	729	176,755,454.61	22.42%	9.432	357	80.00	537
80.01- 84.99	70	20,221,425.69	2.56%	8.281	356	83.25	569
85.00- 89.99	262	68,146,736.63	8.64%	8.785	356	86.27	569
90.00- 94.99	651	155,354,545.14	19.70%	8.996	356	89.93	580
95.00- 99.99	19	4,373,692.22	0.55%	9.296	356	88.10	585
100.00	44	13,684,422.41	1.74%	7.981	355	79.84	634
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
360	3,238	788,457,908.63	100.00%	9.105	356	76.55	553
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
241-300	1	331,389.20	0.04%	11.625	278	89.74	592
301-360	3,237	788,126,519.43	99.96%	9.103	356	76.54	553
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 -20.00	60	12,757,392.67	1.62%	9.081	356	74.79	553
20.01 -25.00	93	15,601,181.91	1.98%	9.458	356	75.69	552
25.01 -30.00	207	41,827,123.41	5.30%	9.080	356	72.23	552
30.01 -35.00	337	70,124,386.28	8.89%	9.167	356	75.81	552
35.01 -40.00	486	112,880,781.34	14.32%	9.114	356	75.85	554
40.01 -45.00	676	166,890,507.60	21.17%	9.155	356	77.65	555
45.01 -50.00	792	210,471,207.06	26.69%	9.121	356	76.96	554
50.01 -55.00	479	127,006,879.93	16.11%	9.053	357	77.04	546
55.01 -60.00	90	26,939,601.48	3.42%	8.544	356	77.91	551
60.01+	4	667,194.90	0.08%	8.872	356	59.51	549
None	14	3,291,652.05	0.42%	9.216	358	73.40	565
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
ARM	3,238	788,457,908.63	100.00%	9.105	356	76.55	553
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	2,325	498,677,451.10	63.25%	9.633	356	75.41	534
2/28 6 MO LIBOR 40/30 Balloon	369	112,305,418.76	14.24%	8.467	356	77.18	564
2/28 6 MO LIBOR IO	272	103,586,471.63	13.14%	7.728	356	81.31	613
3/27 6 MO LIBOR	54	11,184,760.29	1.42%	9.368	356	75.46	547
3/27 6 MO LIBOR 40/30 Balloon	14	5,086,042.25	0.65%	8.368	357	74.02	565
3/27 6 MO LIBOR IO	8	2,760,368.00	0.35%	6.943	356	83.60	622
5/25 6 MO LIBOR	115	26,421,945.75	3.35%	9.044	357	74.53	552
5/25 6 MO LIBOR 40/30 Balloon	29	7,100,687.42	0.90%	8.375	356	73.61	568
5/25 6 MO LIBOR IO	52	21,334,763.43	2.71%	7.421	357	80.37	621
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
I/O Term: 0 months	2,906	660,776,305.57	83.81%	9.384	356	75.65	541
I/O Term: 60 months	318	122,586,324.11	15.55%	7.663	356	81.11	613
I/O Term: 120 months	14	5,095,278.95	0.65%	7.566	357	83.46	634
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,113	254,967,144.10	32.34%	9.449	356	76.15	549
Prepay Penalty: 12 months	238	78,353,899.04	9.94%	9.076	356	73.58	552
Prepay Penalty: 24 months	1,732	412,536,514.54	52.32%	8.988	356	77.15	552
Prepay Penalty: 30 months	3	938,457.96	0.12%	9.133	358	65.97	538
Prepay Penalty: 36 months	152	41,661,892.99	5.28%	8.203	357	78.84	582
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
First Lien	3,238	788,457,908.63	100.00%	9.105	356	76.55	553
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Business Bank Statements	71	22,845,371.20	2.90%	8.855	356	81.92	566
Full Documentation	1,523	315,271,474.32	39.99%	9.047	356	79.23	545
Lite Documentation	29	8,536,695.79	1.08%	9.557	356	77.44	545
No Documentation	1	113,274.21	0.01%	10.875	357	90.00	666
Stated Income Documentation	1,614	441,691,093.11	56.02%	9.149	356	74.34	558
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Cash Out Refinance	2,790	690,846,129.09	87.62%	9.071	356	76.04	552
Purchase	204	43,786,447.97	5.55%	9.289	356	80.67	568
Rate/Term Refinance	244	53,825,331.57	6.83%	9.386	356	79.67	544
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2-4 Units Attached	46	16,264,278.69	2.06%	8.675	356	71.86	563
2-4 Units Detached	185	55,532,587.93	7.04%	9.071	356	75.14	563
Condo Conversion Attached	2	380,069.70	0.05%	8.830	358	82.19	563
Condo High-Rise Attached	13	5,597,066.54	0.71%	8.525	357	77.09	606
Condo Low-Rise Attached	155	36,014,110.02	4.57%	8.955	357	77.86	571
Manufactured Housing	2	345,698.80	0.04%	7.150	344	83.46	630
PUD Attached	60	13,376,960.39	1.70%	9.216	357	77.64	558
PUD Detached	276	79,001,313.74	10.02%	9.021	357	78.36	559
Single Family Attached	102	17,322,539.32	2.20%	9.371	356	75.87	545
Single Family Detached	2,397	564,623,283.50	71.61%	9.138	356	76.47	549
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Non-owner	135	25,297,455.98	3.21%	9.870	356	73.59	570
Primary	3,070	754,910,664.89	95.75%	9.073	356	76.67	552
Second Home	33	8,249,787.76	1.05%	9.636	356	74.36	557
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
A	567	129,331,116.25	16.40%	9.460	357	75.35	534
AA	967	225,055,535.10	28.54%	9.279	356	77.55	534
AA+	1,115	307,013,548.77	38.94%	8.371	356	78.54	585
AAA	1	85,565.57	0.01%	9.875	347	70.00	573
B	413	94,731,392.99	12.01%	10.012	357	72.81	525
C	127	23,786,661.53	3.02%	10.601	356	68.15	529
CC	48	8,454,088.42	1.07%	11.267	357	61.48	533
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alabama	32	4,490,118.36	0.57%	9.851	356	86.68	557
Alaska	5	1,163,206.17	0.15%	9.408	357	80.29	539
Arizona	74	16,893,067.37	2.14%	8.971	357	79.22	559
Arkansas	7	668,021.84	0.08%	10.682	357	84.88	556
California	495	188,792,803.33	23.94%	8.283	356	75.75	567
Colorado	31	8,183,987.38	1.04%	9.096	357	82.28	546
Connecticut	56	12,141,190.13	1.54%	9.411	356	75.84	542
Delaware	7	1,378,109.61	0.17%	9.665	357	74.56	534
District of Columbia	12	3,488,033.57	0.44%	9.027	356	72.38	557
Florida	445	96,818,958.51	12.28%	9.374	356	75.31	547
Georgia	72	13,096,189.77	1.66%	10.275	356	81.30	534
Hawaii	33	12,229,034.32	1.55%	7.998	356	77.01	585
Idaho	9	1,696,877.24	0.22%	9.315	357	76.85	540
Illinois	132	26,177,690.17	3.32%	9.528	356	79.40	551
Indiana	19	2,365,909.36	0.30%	10.303	356	82.27	548
Iowa	14	2,021,236.69	0.26%	10.354	356	85.22	525
Kansas	6	1,053,871.74	0.13%	9.669	356	82.17	553
Kentucky	9	1,020,926.68	0.13%	10.624	358	81.53	535
Louisiana	20	3,408,020.68	0.43%	10.154	356	77.31	524
Maine	36	6,249,049.34	0.79%	9.520	357	71.43	547
Maryland	111	28,565,174.73	3.62%	9.221	356	77.78	546
Massachusetts	158	42,989,076.57	5.45%	9.030	356	74.20	546
Michigan	106	17,382,148.25	2.20%	9.860	356	81.30	539
Minnesota	24	5,128,522.26	0.65%	9.404	356	77.39	548
Mississippi	5	662,450.56	0.08%	10.159	357	86.88	541
Missouri	28	4,504,583.95	0.57%	9.901	357	83.42	558
Montana	3	695,566.76	0.09%	9.470	356	73.38	510
Nebraska	2	172,638.27	0.02%	10.892	356	85.26	527
Nevada	56	16,078,376.39	2.04%	8.939	357	77.86	555
New Hampshire	22	4,295,153.59	0.54%	9.098	357	79.94	554
New Jersey	181	54,378,248.52	6.90%	9.245	357	74.21	556
New York	204	63,840,490.40	8.10%	8.825	357	72.60	553
North Carolina	72	12,871,294.28	1.63%	10.015	357	79.92	544
North Dakota	2	192,993.49	0.02%	9.417	358	79.13	573
Ohio	66	9,845,460.69	1.25%	10.118	357	79.77	551
Oklahoma	9	1,078,108.53	0.14%	10.815	357	87.12	541
Oregon	22	5,759,558.49	0.73%	9.255	357	82.14	561
Pennsylvania	97	15,345,772.50	1.95%	9.750	357	76.87	542
Rhode Island	35	8,138,024.63	1.03%	9.214	356	73.79	555
South Carolina	42	7,571,365.54	0.96%	9.722	356	77.23	544
South Dakota	2	362,793.66	0.05%	10.456	357	75.72	537
Tennessee	22	2,835,133.20	0.36%	10.299	356	83.30	540
Texas	182	27,734,563.15	3.52%	10.146	356	78.74	531
Utah	18	4,333,437.42	0.55%	8.756	356	85.28	564
Vermont	16	2,343,457.36	0.30%	10.406	356	75.96	533
Virginia	123	25,034,880.78	3.18%	9.264	356	75.45	545
Washington	58	14,143,163.98	1.79%	9.137	355	78.88	537
Wisconsin	53	7,730,742.53	0.98%	10.181	356	82.03	544
Wyoming	5	1,108,425.89	0.14%	10.568	356	83.86	530
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
No Silent 2nd	3,163	768,460,601.46	97.46%	9.121	356	76.51	551
Silent 2nd	75	19,997,307.17	2.54%	8.488	355	77.92	610
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000 - 1.499	1	119,057.57	0.02%	12.900	355	80.00	512
3.000 - 3.499	5	557,290.35	0.07%	11.941	355	60.65	509
3.500 - 3.999	1	154,817.27	0.02%	9.345	354	28.70	561
4.000 - 4.499	18	2,018,315.92	0.26%	9.421	353	71.21	587
4.500 - 4.999	7	2,487,217.35	0.32%	7.074	350	63.53	596
5.000 - 5.499	116	21,645,334.35	2.75%	9.548	356	78.13	551
5.500 - 5.999	1,279	348,805,069.57	44.24%	8.567	357	78.79	572
6.000 - 6.499	1,247	276,488,951.25	35.07%	9.478	356	75.94	536
6.500 - 6.999	352	79,605,486.16	10.10%	9.777	356	72.64	530
7.000 - 7.499	119	30,542,611.83	3.87%	9.665	357	69.83	544
7.500 - 7.999	71	18,752,446.76	2.38%	9.347	357	74.16	549
8.000 - 8.499	16	5,261,881.31	0.67%	9.150	356	70.92	554
8.500 - 8.999	4	1,284,625.33	0.16%	9.597	356	76.17	570
9.000 - 9.499	2	734,803.61	0.09%	10.270	356	78.01	559
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
4.000 - 4.499	1	115,432.84	0.01%	11.950	358	62.43	544
4.500 - 4.999	2	376,010.64	0.05%	9.036	350	76.87	533
5.000 - 5.499	16	3,250,061.39	0.41%	9.943	358	81.61	541
5.500 - 5.999	270	67,005,589.61	8.50%	8.810	358	78.29	566
6.000 - 6.499	232	54,721,335.58	6.94%	9.062	358	75.58	544
6.500 - 6.999	121	41,951,181.84	5.32%	7.352	356	75.95	587
7.000 - 7.499	123	41,146,175.65	5.22%	7.494	356	75.34	580
7.500 - 7.999	221	75,667,185.10	9.60%	7.784	356	76.41	582
8.000 - 8.499	219	72,244,764.93	9.16%	8.252	356	77.42	569
8.500 - 8.999	339	91,184,649.56	11.56%	8.756	356	76.79	558
9.000 - 9.499	313	85,440,201.77	10.84%	9.242	356	76.32	546
9.500 - 9.999	445	97,940,603.10	12.42%	9.753	356	75.64	533
10.000 -10.499	275	56,917,268.80	7.22%	10.258	356	76.51	528
10.500 -10.999	271	49,546,561.82	6.28%	10.716	356	77.75	525
11.000 -11.499	140	20,638,215.45	2.62%	11.250	356	74.58	521
11.500 -11.999	136	16,827,630.83	2.13%	11.696	356	77.66	519
12.000 -12.499	84	9,604,675.81	1.22%	12.206	356	77.40	521
12.500 -12.999	29	3,530,606.62	0.45%	12.606	356	72.95	520
13.000 -13.499	1	349,757.29	0.04%	13.000	357	72.16	518
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
9.000 - 9.499	1	402,341.98	0.05%	6.250	345	70.00	677
10.500 -10.999	1	296,193.25	0.04%	7.990	356	90.00	573
11.000 -11.499	2	476,198.16	0.06%	8.102	357	77.49	589
11.500 -11.999	16	6,511,126.68	0.83%	6.331	357	75.52	593
12.000 -12.499	30	10,362,876.43	1.31%	6.344	355	77.66	588
12.500 -12.999	100	36,443,592.69	4.62%	6.837	356	76.95	595
13.000 -13.499	119	40,610,310.45	5.15%	7.293	356	75.78	584
13.500 -13.999	242	80,860,717.45	10.26%	7.752	356	76.75	582
14.000 -14.499	266	86,013,342.32	10.91%	8.235	357	76.47	569
14.500 -14.999	402	109,610,966.45	13.90%	8.707	357	76.65	559
15.000 -15.499	365	97,446,037.24	12.36%	9.214	356	76.44	546
15.500 -15.999	536	119,296,552.41	15.13%	9.719	356	76.13	536
16.000 -16.499	329	67,862,497.10	8.61%	10.235	356	76.70	530
16.500 -16.999	351	65,008,353.78	8.24%	10.670	357	77.70	525
17.000 -17.499	171	26,757,020.89	3.39%	11.207	357	75.98	524
17.500 -17.999	173	23,729,688.99	3.01%	11.659	357	76.90	520
18.000 -18.499	98	11,601,089.17	1.47%	12.160	356	77.66	521
18.500 -18.999	34	4,639,520.20	0.59%	12.508	357	69.19	520
19.000 -19.499	2	529,482.99	0.07%	12.703	356	63.33	516
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000	2	236,622.62	0.03%	9.844	349	86.96	620
2.000	22	7,218,941.10	0.92%	8.770	355	70.80	557
3.000	3,214	781,002,344.91	99.05%	9.107	356	76.60	552
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000	3,237	788,293,208.63	99.98%	9.105	356	76.55	553
1.500	1	164,700.00	0.02%	8.750	346	90.00	659
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
04/01/07	1	331,389.20	0.04%	11.625	278	89.74	592
06/01/07	1	207,377.64	0.03%	6.990	340	80.00	626
07/01/07	7	1,048,416.26	0.13%	7.301	341	76.27	618
08/01/07	3	479,828.87	0.06%	8.236	342	76.29	590
09/01/07	3	677,717.87	0.09%	7.605	343	81.91	594
10/01/07	1	100,950.06	0.01%	8.750	344	85.00	657
11/01/07	3	1,321,988.56	0.17%	6.328	345	80.80	646
12/01/07	5	1,407,522.49	0.18%	7.133	346	82.41	698
01/01/08	2	234,924.57	0.03%	9.255	347	73.82	623
05/01/08	1	258,541.56	0.03%	8.500	351	72.22	536
06/01/08	1	359,628.78	0.05%	9.150	352	70.00	588
07/01/08	3	662,122.84	0.08%	9.958	353	85.71	567
08/01/08	31	6,126,575.14	0.78%	10.028	354	77.25	527
09/01/08	590	130,857,644.33	16.60%	9.487	355	72.23	540
10/01/08	997	239,170,602.99	30.33%	9.157	356	75.69	553
11/01/08	707	189,774,846.24	24.07%	8.823	357	80.61	556
12/01/08	326	85,607,577.62	10.86%	8.995	358	76.32	549
01/01/09	280	55,556,715.85	7.05%	10.021	359	76.42	537
02/01/09	5	660,250.00	0.08%	11.081	360	72.61	527
08/01/09	2	382,963.80	0.05%	9.167	354	90.00	523
09/01/09	9	2,216,545.17	0.28%	9.203	355	71.07	554
10/01/09	29	6,347,558.39	0.81%	9.209	356	73.80	569
11/01/09	22	6,763,486.67	0.86%	8.333	357	80.73	572
12/01/09	9	2,378,934.26	0.30%	8.180	358	74.58	553
01/01/10	4	666,402.87	0.08%	9.899	359	67.96	518
10/01/10	1	244,748.74	0.03%	6.490	344	82.83	619
12/01/10	1	268,540.78	0.03%	8.225	346	80.00	585
08/01/11	2	355,847.29	0.05%	8.227	354	71.47	590
09/01/11	32	9,237,478.41	1.17%	8.598	355	73.17	593
10/01/11	70	17,929,684.01	2.27%	8.377	356	73.72	568
11/01/11	53	14,958,738.65	1.90%	7.895	357	83.10	586
12/01/11	21	6,557,683.08	0.83%	8.186	358	75.35	598
01/01/12	16	5,304,675.64	0.67%	9.164	359	76.24	564
Total	3,238	788,457,908.63	100.00%	9.105	356	76.55	553

Group I Mortgage Loan Statistics
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$466,059,672	$49,791	$611,010
Average Scheduled Principal Balance	$207,970
Number of Mortgage Loans	2,241

Weighted Average Gross Coupon	9.437%	5.750%	12.900%
Weighted Average FICO Score	542	500	768
Weighted Average Original LTV	75.54%	14.29%	95.00%
Weighted Average Debt-to-Income	43.05%	20.15%	59.66%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	357 months	351 months	360 months
Weighted Average Seasoning	3 months	0 months	9 months

Weighted Average Gross Margin	6.082%	1.000%	7.990%
Weighted Average Minimum Interest Rate	8.804%	4.000%	12.900%
Weighted Average Maximum Interest Rate	15.441%	10.990%	19.125%
Weighted Average Initial Rate Cap	2.994%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	23 months	15 months	59 months

Maturity Date		May 1 2036	Feb 1 2037
Maximum Zip Code Concentration	0.38%	90011

ARM	100.00%	Cash Out Refinance	90.63%
		Purchase	1.65%
2/28 6 MO LIBOR	75.39%	Rate/Term Refinance	7.72%
2/28 6 MO LIBOR 40/30 Balloon	15.16%
2/28 6 MO LIBOR IO	1.57%	2-4 Units Attached	2.62%
3/27 6 MO LIBOR	1.90%	2-4 Units Detached	8.85%
3/27 6 MO LIBOR 40/30 Balloon	0.63%	Condo Conversion Attached	0.08%
3/27 6 MO LIBOR IO	0.15%	Condo High-Rise Attached	0.39%
5/25 6 MO LIBOR	3.83%	Condo Low-Rise Attached	4.70%
5/25 6 MO LIBOR 40/30 Balloon	0.94%	PUD Attached	2.12%
5/25 6 MO LIBOR IO	0.42%	PUD Detached	8.30%
		Single Family Attached	2.84%
Interest Only	2.14%	Single Family Detached	70.10%
Not Interest Only	97.86%
		Non-owner	4.01%
Prepay Penalty: 0 months	37.94%	Primary	94.80%
Prepay Penalty: 12 months	9.19%	Second Home	1.19%
Prepay Penalty: 24 months	48.93%
Prepay Penalty: 30 months	0.11%	Top 5 States:
Prepay Penalty: 36 months	3.83%	California	14.43%
		Florida	11.83%
First Lien	100.00%	New York	8.69%
		Massachusetts	7.42%
Business Bank Statements	2.01%	New Jersey	6.74%
Full Documentation	44.33%
Lite Documentation	0.67%
Stated Income Documentation	52.99%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 - 50,000.00	3	149,650.42	0.03%	11.201	355	53.05	533
50,000.01 - 100,000.00	218	17,922,823.01	3.85%	10.898	356	70.14	536
100,000.01 - 150,000.00	518	64,358,128.27	13.81%	10.221	357	76.17	535
150,000.01 - 200,000.00	467	81,862,572.69	17.56%	9.728	357	74.78	540
200,000.01 - 250,000.00	375	83,973,879.00	18.02%	9.390	357	75.84	541
250,000.01 - 300,000.00	253	69,756,852.17	14.97%	9.220	356	75.98	543
300,000.01 - 350,000.00	184	59,738,630.85	12.82%	9.005	357	75.18	543
350,000.01 - 400,000.00	150	56,211,999.49	12.06%	8.927	357	75.98	543
400,000.01 - 450,000.00	55	22,936,441.56	4.92%	8.549	356	76.56	552
450,000.01 - 500,000.00	8	3,786,763.71	0.81%	8.247	357	75.00	563
500,000.01 - 550,000.00	9	4,750,919.99	1.02%	9.012	357	82.31	574
600,000.01 - 650,000.00	1	611,010.37	0.13%	9.100	357	89.34	522
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
5.500 - 5.999	1	400,324.96	0.09%	5.750	356	68.37	500
6.000 - 6.499	11	3,474,490.64	0.75%	6.250	357	73.48	587
6.500 - 6.999	33	10,150,115.85	2.18%	6.742	356	75.46	580
7.000 - 7.499	47	13,500,568.26	2.90%	7.300	356	72.13	564
7.500 - 7.999	132	35,615,399.58	7.64%	7.784	357	71.88	566
8.000 - 8.499	167	44,893,175.30	9.63%	8.262	357	75.70	558
8.500 - 8.999	287	67,519,896.40	14.49%	8.755	357	74.97	548
9.000 - 9.499	265	60,352,061.50	12.95%	9.232	356	75.28	542
9.500 - 9.999	409	83,328,864.49	17.88%	9.741	357	75.83	535
10.000 -10.499	266	49,661,595.15	10.66%	10.250	357	77.13	530
10.500 -10.999	268	46,063,477.84	9.88%	10.709	357	77.85	525
11.000 -11.499	134	21,315,630.45	4.57%	11.242	356	76.26	525
11.500 -11.999	118	17,115,492.42	3.67%	11.749	357	75.45	521
12.000 -12.499	76	9,246,070.96	1.98%	12.217	356	78.01	522
12.500 -12.999	27	3,422,507.73	0.73%	12.605	356	71.83	520
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
500-524	963	190,452,623.04	40.86%	9.921	357	75.13	512
525-549	620	129,101,836.73	27.70%	9.564	356	73.53	536
550-574	338	74,955,405.53	16.08%	8.813	357	77.14	563
575-599	173	39,123,734.48	8.39%	8.546	357	74.70	586
600-624	68	14,718,066.07	3.16%	8.960	357	84.60	610
625-649	48	10,616,046.78	2.28%	8.478	357	81.63	637
650-674	16	3,831,159.84	0.82%	8.243	356	87.78	659
675-699	5	1,080,518.64	0.23%	8.091	357	78.07	688
700+	7	1,731,424.16	0.37%	7.275	357	85.06	737
None	3	448,856.26	0.10%	9.722	356	44.02	0
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	133	21,862,271.01	4.69%	9.004	356	40.09	554
50.00- 54.99	56	11,790,801.82	2.53%	9.075	356	52.34	541
55.00- 59.99	88	18,173,589.66	3.90%	8.874	356	57.28	540
60.00- 64.99	139	29,365,786.81	6.30%	9.330	356	62.46	537
65.00- 69.99	155	33,806,918.35	7.25%	9.355	356	66.79	532
70.00- 74.99	217	50,736,275.54	10.89%	9.336	357	71.46	531
75.00- 79.99	282	60,963,072.78	13.08%	9.675	357	76.46	529
80.00	514	105,050,090.59	22.54%	9.761	357	80.00	530
80.01- 84.99	42	9,785,602.25	2.10%	8.994	357	83.31	555
85.00- 89.99	175	37,587,807.31	8.07%	9.248	357	86.40	556
90.00- 94.99	438	86,709,806.06	18.60%	9.414	357	90.00	566
95.00- 99.99	2	227,649.35	0.05%	9.776	357	95.00	604
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	131	21,487,982.98	4.61%	9.009	356	39.96	554
50.00- 54.99	56	11,790,801.82	2.53%	9.075	356	52.34	541
55.00- 59.99	88	18,213,371.76	3.91%	8.839	356	57.19	540
60.00- 64.99	139	29,365,786.81	6.30%	9.330	356	62.46	537
65.00- 69.99	155	33,790,700.92	7.25%	9.346	356	66.68	532
70.00- 74.99	217	50,549,158.55	10.85%	9.323	357	71.47	531
75.00- 79.99	280	60,681,741.94	13.02%	9.682	357	76.41	529
80.00	507	103,981,868.74	22.31%	9.765	357	80.00	530
80.01- 84.99	43	9,993,200.96	2.14%	9.007	357	83.24	555
85.00- 89.99	176	37,900,557.62	8.13%	9.275	357	86.19	555
90.00- 94.99	438	86,672,074.96	18.60%	9.411	357	89.97	566
95.00- 99.99	6	821,701.57	0.18%	9.977	357	86.45	562
100.00	5	810,722.90	0.17%	8.986	356	81.98	615
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
360	2,241	466,059,671.53	100.00%	9.437	357	75.54	542
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
301-360	2,241	466,059,671.53	100.00%	9.437	357	75.54	542
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
20.01 -25.00	61	9,477,878.61	2.03%	9.725	357	75.01	545
25.01 -30.00	154	26,896,791.00	5.77%	9.535	357	74.68	546
30.01 -35.00	249	46,272,534.31	9.93%	9.432	357	75.24	545
35.01 -40.00	327	64,138,825.55	13.76%	9.439	357	74.36	541
40.01 -45.00	481	100,413,903.37	21.55%	9.496	357	75.92	540
45.01 -50.00	549	124,843,013.17	26.79%	9.395	357	76.18	544
50.01 -55.00	352	78,155,996.19	16.77%	9.409	357	75.27	537
55.01 -60.00	59	13,822,750.65	2.97%	9.252	357	76.72	539
None	9	2,037,978.68	0.44%	8.844	358	77.21	558
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
ARM	2,241	466,059,671.53	100.00%	9.437	357	75.54	542
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	1,772	351,378,780.75	75.39%	9.679	357	75.16	534
2/28 6 MO LIBOR 40/30 Balloon	277	70,658,871.16	15.16%	8.593	357	76.54	559
2/28 6 MO LIBOR IO	25	7,335,893.69	1.57%	7.944	357	85.45	656
3/27 6 MO LIBOR	46	8,838,883.14	1.90%	9.625	356	76.56	545
3/27 6 MO LIBOR 40/30 Balloon	10	2,934,221.04	0.63%	8.601	357	70.56	563
3/27 6 MO LIBOR IO	2	711,468.00	0.15%	7.076	356	74.38	653
5/25 6 MO LIBOR	84	17,859,708.75	3.83%	9.235	357	73.77	550
5/25 6 MO LIBOR 40/30 Balloon	19	4,393,539.00	0.94%	8.560	357	78.43	572
5/25 6 MO LIBOR IO	6	1,948,306.00	0.42%	7.216	357	83.13	648
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
I/O Term: 0 months	2,208	456,064,003.84	97.86%	9.474	357	75.35	539
I/O Term: 60 months	30	9,140,817.69	1.96%	7.779	357	84.02	652
I/O Term: 120 months	3	854,850.00	0.18%	7.329	357	86.32	687
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	882	176,826,698.61	37.94%	9.626	357	75.85	543
Prepay Penalty: 12 months	149	42,815,282.77	9.19%	9.224	356	70.48	542
Prepay Penalty: 24 months	1,127	228,033,174.00	48.93%	9.368	357	76.10	540
Prepay Penalty: 30 months	2	514,174.11	0.11%	10.995	358	69.98	514
Prepay Penalty: 36 months	81	17,870,342.04	3.83%	8.916	357	77.65	558
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
First Lien	2,241	466,059,671.53	100.00%	9.437	357	75.54	542
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Business Bank Statements	38	9,374,311.00	2.01%	9.180	357	80.21	561
Full Documentation	1,098	206,592,329.53	44.33%	9.365	357	79.25	536
Lite Documentation	14	3,116,609.28	0.67%	9.959	356	73.26	539
Stated Income Documentation	1,091	246,976,421.72	52.99%	9.501	357	72.29	546
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Cash Out Refinance	1,993	422,367,423.85	90.63%	9.400	357	75.06	542
Purchase	55	7,696,997.97	1.65%	10.096	356	82.81	556
Rate/Term Refinance	193	35,995,249.71	7.72%	9.738	357	79.66	535
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2-4 Units Attached	39	12,217,775.58	2.62%	8.640	356	69.00	560
2-4 Units Detached	147	41,244,046.07	8.85%	9.338	357	73.75	550
Condo Conversion Attached	2	380,069.70	0.08%	8.830	358	82.19	563
Condo High-Rise Attached	8	1,820,468.73	0.39%	8.943	357	80.91	614
Condo Low-Rise Attached	106	21,913,950.15	4.70%	9.311	357	76.23	558
PUD Attached	46	9,863,939.00	2.12%	9.323	357	76.97	551
PUD Detached	169	38,672,546.95	8.30%	9.417	357	76.56	541
Single Family Attached	75	13,222,218.00	2.84%	9.380	357	74.75	538
Single Family Detached	1,649	326,724,657.35	70.10%	9.500	357	75.79	538
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Non-owner	99	18,693,026.99	4.01%	9.686	356	73.07	574
Primary	2,117	441,830,063.96	94.80%	9.423	357	75.70	540
Second Home	25	5,536,580.58	1.19%	9.718	357	70.98	551
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
A	437	88,353,349.04	18.96%	9.561	356	75.63	533
AA	714	150,972,298.26	32.39%	9.382	357	76.87	529
AA+	650	138,975,782.55	29.82%	8.829	357	76.70	571
B	311	64,055,345.82	13.74%	10.173	357	72.64	525
C	93	17,286,561.03	3.71%	10.731	357	69.46	527
CC	36	6,416,334.83	1.38%	11.371	357	63.12	534
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alabama	16	2,666,608.77	0.57%	9.810	356	87.07	559
Alaska	5	1,163,206.17	0.25%	9.408	357	80.29	539
Arizona	53	10,934,789.04	2.35%	9.133	357	79.46	545
Arkansas	7	668,021.84	0.14%	10.682	357	84.88	556
California	234	67,244,279.84	14.43%	8.670	356	71.24	546
Colorado	23	5,664,131.44	1.22%	9.197	357	80.86	543
Connecticut	45	9,003,392.96	1.93%	9.630	357	78.07	535
Delaware	5	1,045,016.58	0.22%	9.720	357	72.64	544
District of Columbia	9	2,102,642.76	0.45%	8.592	356	68.03	545
Florida	282	55,127,509.23	11.83%	9.643	357	74.52	539
Georgia	61	10,147,950.15	2.18%	10.310	356	81.38	531
Hawaii	22	6,940,445.35	1.49%	8.106	356	74.49	567
Idaho	6	863,092.71	0.19%	10.298	357	71.58	516
Illinois	122	23,499,849.46	5.04%	9.601	356	79.29	549
Indiana	16	2,162,899.20	0.46%	10.249	357	82.49	543
Iowa	11	1,412,736.06	0.30%	10.347	356	83.94	530
Kansas	4	917,924.47	0.20%	9.388	356	81.41	556
Kentucky	4	426,294.86	0.09%	10.623	359	79.34	547
Louisiana	13	1,686,650.44	0.36%	9.945	357	77.51	535
Maine	30	5,336,832.00	1.15%	9.505	357	71.45	547
Maryland	77	17,172,296.72	3.68%	9.646	356	75.35	534
Massachusetts	138	34,604,179.43	7.42%	9.149	357	74.14	542
Michigan	83	13,873,421.81	2.98%	9.906	357	80.90	537
Minnesota	21	3,887,951.91	0.83%	9.391	356	78.84	536
Mississippi	4	460,138.96	0.10%	10.779	357	85.50	534
Missouri	21	3,155,086.24	0.68%	10.255	358	83.64	547
Montana	2	234,874.32	0.05%	10.588	357	80.00	513
Nebraska	1	90,725.82	0.02%	10.750	355	90.00	545
Nevada	39	9,360,685.10	2.01%	9.092	357	78.39	547
New Hampshire	20	3,811,457.37	0.82%	9.080	357	80.69	550
New Jersey	130	31,419,520.66	6.74%	9.614	357	72.87	544
New York	151	40,487,377.09	8.69%	9.044	356	68.97	543
North Carolina	64	10,384,019.34	2.23%	10.298	357	79.24	537
Ohio	42	6,142,082.56	1.32%	10.453	357	80.03	542
Oklahoma	8	998,190.32	0.21%	10.780	357	87.56	542
Oregon	13	2,774,042.23	0.60%	9.692	357	82.49	533
Pennsylvania	73	11,097,449.17	2.38%	9.845	357	76.63	539
Rhode Island	27	6,678,165.14	1.43%	9.379	356	75.39	552
South Carolina	35	5,408,502.48	1.16%	9.685	356	76.26	545
South Dakota	2	362,793.66	0.08%	10.456	357	75.72	537
Tennessee	12	1,620,324.16	0.35%	10.082	357	83.42	544
Texas	117	16,314,777.25	3.50%	10.280	357	79.33	529
Utah	15	3,517,257.06	0.75%	8.924	357	85.17	558
Vermont	16	2,343,457.36	0.50%	10.406	356	75.96	533
Virginia	71	13,209,355.11	2.83%	9.624	357	76.14	534
Washington	44	9,964,843.82	2.14%	9.311	357	78.62	533
Wisconsin	43	6,613,959.41	1.42%	10.135	356	81.60	544
Wyoming	4	1,058,463.70	0.23%	10.559	356	83.75	529
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
No Silent 2nd	2,222	462,943,683.88	99.33%	9.434	357	75.56	542
Silent 2nd	19	3,115,987.65	0.67%	9.954	357	72.05	560
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000 - 1.499	1	119,057.57	0.03%	12.900	355	80.00	512
3.000 - 3.499	1	94,628.64	0.02%	12.600	353	60.00	508
3.500 - 3.999	1	154,817.27	0.03%	9.345	354	28.70	561
4.000 - 4.499	8	1,020,390.07	0.22%	9.766	356	71.25	583
4.500 - 4.999	2	532,293.80	0.11%	9.547	357	58.41	523
5.000 - 5.499	99	18,179,592.14	3.90%	9.726	356	77.79	543
5.500 - 5.999	810	178,562,989.42	38.31%	8.997	357	77.59	558
6.000 - 6.499	908	181,416,516.57	38.93%	9.668	356	75.42	530
6.500 - 6.999	265	54,462,799.00	11.69%	9.850	356	71.71	527
7.000 - 7.499	89	18,733,098.81	4.02%	9.915	357	69.17	534
7.500 - 7.999	57	12,783,488.24	2.74%	9.368	357	72.65	547
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
4.000 - 4.499	1	115,432.84	0.02%	11.950	358	62.43	544
4.500 - 4.999	1	207,830.36	0.04%	10.400	358	80.00	529
5.000 - 5.499	15	2,804,229.48	0.60%	9.973	358	81.07	546
5.500 - 5.999	188	38,411,503.99	8.24%	9.363	358	78.01	554
6.000 - 6.499	163	33,713,593.01	7.23%	9.530	358	75.64	535
6.500 - 6.999	52	14,100,418.78	3.03%	7.887	357	74.27	563
7.000 - 7.499	56	15,390,446.13	3.30%	7.839	357	71.28	557
7.500 - 7.999	116	31,630,382.55	6.79%	7.805	356	71.29	563
8.000 - 8.499	133	35,846,241.74	7.69%	8.254	356	76.19	558
8.500 - 8.999	245	57,461,854.84	12.33%	8.751	356	74.77	549
9.000 - 9.499	225	51,988,119.18	11.15%	9.230	356	75.14	543
9.500 - 9.999	334	67,829,033.53	14.55%	9.746	356	75.22	533
10.000 -10.499	219	41,640,343.12	8.93%	10.253	356	77.22	529
10.500 -10.999	208	35,381,773.23	7.59%	10.710	356	77.86	524
11.000 -11.499	107	16,721,404.19	3.59%	11.249	356	74.88	522
11.500 -11.999	89	11,882,499.53	2.55%	11.674	356	76.98	518
12.000 -12.499	63	7,692,013.26	1.65%	12.216	356	78.13	522
12.500 -12.999	26	3,242,551.77	0.70%	12.600	356	72.46	520
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
10.500 -10.999	1	296,193.25	0.06%	7.990	356	90.00	573
11.000 -11.499	1	397,048.15	0.09%	8.062	357	75.00	581
11.500 -11.999	4	1,078,345.98	0.23%	7.620	356	70.10	540
12.000 -12.499	12	3,558,434.26	0.76%	6.485	357	73.17	585
12.500 -12.999	36	10,354,067.41	2.22%	6.919	356	75.82	577
13.000 -13.499	49	13,482,994.29	2.89%	7.371	356	72.49	563
13.500 -13.999	128	34,591,877.56	7.42%	7.777	357	72.57	566
14.000 -14.499	163	43,897,969.85	9.42%	8.262	357	75.52	558
14.500 -14.999	284	66,598,471.52	14.29%	8.742	357	74.53	547
15.000 -15.499	265	60,378,238.14	12.96%	9.218	356	75.37	543
15.500 -15.999	406	82,815,102.55	17.77%	9.723	357	75.91	536
16.000 -16.499	264	49,441,649.91	10.61%	10.236	357	77.23	530
16.500 -16.999	269	46,567,296.28	9.99%	10.673	357	77.58	525
17.000 -17.499	133	21,528,501.14	4.62%	11.217	357	76.20	525
17.500 -17.999	119	17,434,039.95	3.74%	11.624	357	75.94	521
18.000 -18.499	76	9,258,213.29	1.99%	12.198	356	78.67	522
18.500 -18.999	30	4,201,502.30	0.90%	12.491	357	69.37	520
19.000 -19.499	1	179,725.70	0.04%	12.125	355	46.15	513
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000	1	71,922.62	0.02%	12.350	356	80.00	530
2.000	11	2,504,659.01	0.54%	8.754	356	65.26	543
3.000	2,229	463,483,089.90	99.45%	9.440	357	75.59	542
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000	2,241	466,059,671.53	100.00%	9.437	357	75.54	542
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
05/01/08	1	258,541.56	0.06%	8.500	351	72.22	536
06/01/08	1	359,628.78	0.08%	9.150	352	70.00	588
07/01/08	2	249,022.84	0.05%	11.546	353	78.60	503
08/01/08	24	4,012,882.58	0.86%	10.111	354	76.37	526
09/01/08	418	81,574,971.63	17.50%	9.713	355	71.36	532
10/01/08	700	142,091,506.19	30.49%	9.410	356	74.21	542
11/01/08	470	106,524,982.69	22.86%	9.183	357	80.11	545
12/01/08	232	51,382,231.94	11.02%	9.270	358	75.43	542
01/01/09	222	42,420,527.39	9.10%	10.087	359	76.93	537
02/01/09	4	499,250.00	0.11%	11.167	360	73.45	519
08/01/09	2	382,963.80	0.08%	9.167	354	90.00	523
09/01/09	7	1,169,843.43	0.25%	9.717	355	63.06	534
10/01/09	26	5,515,987.19	1.18%	9.340	356	74.33	566
11/01/09	14	3,704,661.40	0.79%	9.030	357	78.44	553
12/01/09	5	1,044,713.49	0.22%	8.515	358	79.06	565
01/01/10	4	666,402.87	0.14%	9.899	359	67.96	518
08/01/11	1	94,847.29	0.02%	8.990	354	20.47	630
09/01/11	15	3,155,152.96	0.68%	9.276	355	67.11	573
10/01/11	45	8,988,610.18	1.93%	9.108	356	73.18	550
11/01/11	24	6,269,215.50	1.35%	8.327	357	83.48	572
12/01/11	12	3,055,430.12	0.66%	8.741	358	75.77	585
01/01/12	12	2,638,297.70	0.57%	9.742	359	74.96	537
Total	2,241	466,059,671.53	100.00%	9.437	357	75.54	542

Group II Mortgage Loan Statistics
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$322,398,237	$49,909	$1,199,940
Average Scheduled Principal Balance	$323,368
Number of Mortgage Loans	997

Weighted Average Gross Coupon	8.624%	5.750%	13.000%
Weighted Average FICO Score	568	500	757
Weighted Average Original LTV	78.01%	14.96%	95.00%
Weighted Average Debt-to-Income	42.50%	2.72%	70.74%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	356 months	278 months	360 months
Weighted Average Seasoning	4 months	0 months	82 months

Weighted Average Gross Margin	6.054%	3.000%	9.000%
Weighted Average Minimum Interest Rate	8.235%	4.610%	13.000%
Weighted Average Maximum Interest Rate	14.659%	9.250%	19.000%
Weighted Average Initial Rate Cap	2.984%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.500%
Weighted Average Months to Roll	24 months	2 months	59 months

Maturity Date		Apr 1 2030	Feb 1 2037
Maximum Zip Code Concentration	0.86%	95762

ARM	100.00%	Cash Out Refinance	83.28%
		Purchase	11.19%
2/28 6 MO LIBOR	45.69%	Rate/Term Refinance	5.53%
2/28 6 MO LIBOR 40/30 Balloon	12.92%
2/28 6 MO LIBOR IO	29.85%	2-4 Units Attached	1.26%
3/27 6 MO LIBOR	0.73%	2-4 Units Detached	4.43%
3/27 6 MO LIBOR 40/30 Balloon	0.67%	Condo High-Rise Attached	1.17%
3/27 6 MO LIBOR IO	0.64%	Condo Low-Rise Attached	4.37%
5/25 6 MO LIBOR	2.66%	Manufactured Housing	0.11%
5/25 6 MO LIBOR 40/30 Balloon	0.84%	PUD Attached	1.09%
5/25 6 MO LIBOR IO	6.01%	PUD Detached	12.51%
		Single Family Attached	1.27%
Interest Only	36.50%	Single Family Detached	73.79%
Not Interest Only	63.50%
		Non-owner	2.05%
Prepay Penalty: 0 months	24.24%	Primary	97.11%
Prepay Penalty: 12 months	11.02%	Second Home	0.84%
Prepay Penalty: 24 months	57.23%
Prepay Penalty: 30 months	0.13%	Top 5 States:
Prepay Penalty: 36 months	7.38%	California	37.70%
		Florida	12.93%
First Lien	100.00%	New York	7.24%
		New Jersey	7.12%
Business Bank Statements	4.18%	Virginia	3.67%
Full Documentation	33.71%
Lite Documentation	1.68%
No Documentation	0.04%
Stated Income Documentation	60.40%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 - 50,000.00	10	499,441.94	0.15%	11.442	356	59.87	530
50,000.01 - 100,000.00	135	10,144,456.16	3.15%	10.727	356	73.47	537
100,000.01 - 150,000.00	139	17,220,571.53	5.34%	9.963	356	75.93	536
150,000.01 - 200,000.00	101	17,751,337.01	5.51%	9.027	356	76.33	550
200,000.01 - 250,000.00	74	16,638,048.17	5.16%	8.684	356	77.93	566
250,000.01 - 300,000.00	58	15,792,381.84	4.90%	8.294	356	78.21	580
300,000.01 - 350,000.00	65	21,151,825.41	6.56%	8.135	355	77.83	591
350,000.01 - 400,000.00	50	18,785,523.75	5.83%	8.037	356	78.55	589
400,000.01 - 450,000.00	86	36,906,556.57	11.45%	8.390	357	79.90	574
450,000.01 - 500,000.00	69	32,934,172.57	10.22%	8.727	356	77.25	559
500,000.01 - 550,000.00	68	35,845,966.90	11.12%	8.151	357	78.72	572
550,000.01 - 600,000.00	45	25,726,164.07	7.98%	8.784	357	79.17	554
600,000.01 - 650,000.00	25	15,639,768.02	4.85%	8.714	357	79.72	563
650,000.01 - 700,000.00	20	13,539,273.96	4.20%	8.126	356	81.42	591
700,000.01 - 750,000.00	18	13,095,660.70	4.06%	8.471	357	77.56	579
750,000.01 - 800,000.00	7	5,420,215.59	1.68%	8.787	357	78.08	549
800,000.01 - 850,000.00	8	6,560,362.87	2.03%	7.873	357	76.84	587
850,000.01 - 900,000.00	7	6,162,471.55	1.91%	9.530	356	82.29	566
900,000.01 - 950,000.00	3	2,813,098.22	0.87%	8.533	356	81.42	567
950,000.01 - 1,000,000.00	1	951,500.21	0.30%	8.490	355	69.29	566
1,000,000.01+	8	8,819,440.06	2.74%	8.255	356	69.42	583
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
5.500 - 5.999	10	4,962,696.25	1.54%	5.824	357	78.52	611
6.000 - 6.499	20	7,924,784.15	2.46%	6.289	354	75.51	595
6.500 - 6.999	65	26,927,294.56	8.35%	6.789	356	77.51	606
7.000 - 7.499	74	28,205,947.69	8.75%	7.267	356	78.09	594
7.500 - 7.999	123	50,420,765.11	15.64%	7.764	356	79.88	595
8.000 - 8.499	100	42,143,528.59	13.07%	8.246	356	77.82	581
8.500 - 8.999	114	40,710,172.64	12.63%	8.763	356	79.75	572
9.000 - 9.499	98	35,582,748.89	11.04%	9.259	356	78.12	549
9.500 - 9.999	129	35,602,345.44	11.04%	9.761	357	76.41	531
10.000 -10.499	66	18,511,244.23	5.74%	10.254	356	75.26	525
10.500 -10.999	78	16,771,484.96	5.20%	10.743	357	77.56	526
11.000 -11.499	39	5,307,748.61	1.65%	11.260	357	74.54	520
11.500 -11.999	55	6,627,038.24	2.06%	11.750	352	80.08	522
12.000 -12.499	21	1,912,662.55	0.59%	12.166	356	74.46	518
12.500 -12.999	4	438,017.90	0.14%	12.672	357	67.38	519
13.000 -13.499	1	349,757.29	0.11%	13.000	357	72.16	518
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
500-524	300	78,083,879.49	24.22%	9.800	356	75.34	511
525-549	212	63,160,983.85	19.59%	9.179	356	75.33	538
550-574	89	32,906,941.01	10.21%	8.567	356	76.66	562
575-599	158	55,407,408.98	17.19%	7.738	356	77.68	588
600-624	126	46,840,940.19	14.53%	7.843	356	81.38	610
625-649	67	28,735,668.11	8.91%	7.692	356	83.98	633
650-674	26	10,671,167.17	3.31%	7.770	355	86.67	657
675-699	5	2,416,982.31	0.75%	7.619	353	84.37	683
700+	7	2,879,346.23	0.89%	7.767	353	81.24	727
None	7	1,294,919.76	0.40%	9.601	357	72.05	0
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	42	8,709,485.27	2.70%	8.656	356	40.78	561
50.00- 54.99	8	1,537,132.14	0.48%	9.666	355	52.46	534
55.00- 59.99	38	10,360,552.30	3.21%	8.322	356	57.07	563
60.00- 64.99	58	18,175,377.61	5.64%	8.123	356	62.17	552
65.00- 69.99	56	17,294,956.94	5.36%	8.657	356	66.77	556
70.00- 74.99	86	33,941,156.59	10.53%	9.035	356	71.57	552
75.00- 79.99	111	35,031,126.76	10.87%	9.033	357	76.55	541
80.00	265	86,826,039.88	26.93%	8.796	356	80.00	561
80.01- 84.99	26	9,769,023.09	3.03%	7.450	356	83.42	587
85.00- 89.99	87	30,318,315.11	9.40%	8.176	356	86.38	586
90.00- 94.99	217	68,929,086.53	21.38%	8.495	356	90.00	599
95.00- 99.99	3	1,505,984.88	0.47%	8.870	357	95.00	582
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	41	8,400,499.61	2.61%	8.673	356	40.86	560
50.00- 54.99	9	1,846,117.80	0.57%	9.420	355	50.16	539
55.00- 59.99	37	10,220,652.30	3.17%	8.319	356	57.06	563
60.00- 64.99	59	18,315,277.61	5.68%	8.126	356	62.14	552
65.00- 69.99	55	16,934,956.94	5.25%	8.697	356	66.72	555
70.00- 74.99	85	33,293,456.13	10.33%	9.005	356	71.50	552
75.00- 79.99	111	35,031,126.76	10.87%	9.033	357	76.55	541
80.00	222	72,773,585.87	22.57%	8.956	356	80.00	547
80.01- 84.99	27	10,228,224.73	3.17%	7.571	356	83.26	583
85.00- 89.99	86	30,246,179.01	9.38%	8.170	356	86.38	586
90.00- 94.99	213	68,682,470.18	21.30%	8.472	356	89.89	599
95.00- 99.99	13	3,551,990.65	1.10%	9.139	356	88.48	590
100.00	39	12,873,699.51	3.99%	7.918	355	79.71	635
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
360	997	322,398,237.10	100.00%	8.624	356	78.01	568
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
241-300	1	331,389.20	0.10%	11.625	278	89.74	592
301-360	996	322,066,847.90	99.90%	8.620	356	77.99	568
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 -20.00	60	12,757,392.67	3.96%	9.081	356	74.79	553
20.01 -25.00	32	6,123,303.30	1.90%	9.045	356	76.73	563
25.01 -30.00	53	14,930,332.41	4.63%	8.260	356	67.80	564
30.01 -35.00	88	23,851,851.97	7.40%	8.653	356	76.91	566
35.01 -40.00	159	48,741,955.79	15.12%	8.687	356	77.80	571
40.01 -45.00	195	66,476,604.23	20.62%	8.639	356	80.26	578
45.01 -50.00	243	85,628,193.89	26.56%	8.720	356	78.09	569
50.01 -55.00	127	48,850,883.74	15.15%	8.482	356	79.87	560
55.01 -60.00	31	13,116,850.83	4.07%	7.798	356	79.17	565
60.01+	4	667,194.90	0.21%	8.872	356	59.51	549
None	5	1,253,673.37	0.39%	9.820	358	67.21	578
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
ARM	997	322,398,237.10	100.00%	8.624	356	78.01	568
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	553	147,298,670.35	45.69%	9.524	356	76.01	534
2/28 6 MO LIBOR 40/30 Balloon	92	41,646,547.60	12.92%	8.254	356	78.26	571
2/28 6 MO LIBOR IO	247	96,250,577.94	29.85%	7.711	356	81.00	609
3/27 6 MO LIBOR	8	2,345,877.15	0.73%	8.400	355	71.30	556
3/27 6 MO LIBOR 40/30 Balloon	4	2,151,821.21	0.67%	8.050	357	78.75	567
3/27 6 MO LIBOR IO	6	2,048,900.00	0.64%	6.896	357	86.79	611
5/25 6 MO LIBOR	31	8,562,237.00	2.66%	8.647	357	76.12	556
5/25 6 MO LIBOR 40/30 Balloon	10	2,707,148.42	0.84%	8.074	355	65.80	560
5/25 6 MO LIBOR IO	46	19,386,457.43	6.01%	7.441	356	80.09	618
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
I/O Term: 0 months	698	204,712,301.73	63.50%	9.182	356	76.31	544
I/O Term: 60 months	288	113,445,506.42	35.19%	7.654	356	80.88	610
I/O Term: 120 months	11	4,240,428.95	1.32%	7.613	357	82.89	624
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	231	78,140,445.49	24.24%	9.049	356	76.84	563
Prepay Penalty: 12 months	89	35,538,616.27	11.02%	8.897	357	77.32	563
Prepay Penalty: 24 months	605	184,503,340.54	57.23%	8.518	356	78.45	567
Prepay Penalty: 30 months	1	424,283.85	0.13%	6.875	358	61.11	566
Prepay Penalty: 36 months	71	23,791,550.95	7.38%	7.666	356	79.74	599
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
First Lien	997	322,398,237.10	100.00%	8.624	356	78.01	568
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Documentation Type	# of Loans	Current Principal Balance	Pct by urr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Business Bank Statements	33	13,471,060.20	4.18%	8.629	356	83.12	570
Full Documentation	425	108,679,144.79	33.71%	8.445	356	79.19	562
Lite Documentation	15	5,420,086.51	1.68%	9.326	356	79.85	549
No Documentation	1	113,274.21	0.04%	10.875	357	90.00	666
Stated Income Documentation	523	194,714,671.39	60.40%	8.702	356	76.94	572
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Cash Out Refinance	797	268,478,705.24	83.28%	8.554	356	77.60	568
Purchase	149	36,089,450.00	11.19%	9.116	356	80.21	570
Rate/Term Refinance	51	17,830,081.86	5.53%	8.674	356	79.70	562
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2-4 Units Attached	7	4,046,503.11	1.26%	8.781	356	80.47	573
2-4 Units Detached	38	14,288,541.86	4.43%	8.300	356	79.14	601
Condo High-Rise Attached	5	3,776,597.81	1.17%	8.323	356	75.26	602
Condo Low-Rise Attached	49	14,100,159.87	4.37%	8.401	356	80.40	592
Manufactured Housing	2	345,698.80	0.11%	7.150	344	83.46	630
PUD Attached	14	3,513,021.39	1.09%	8.916	357	79.54	578
PUD Detached	107	40,328,766.79	12.51%	8.642	356	80.08	577
Single Family Attached	27	4,100,321.32	1.27%	9.340	356	79.47	568
Single Family Detached	748	237,898,626.15	73.79%	8.641	356	77.39	563
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Non-owner	36	6,604,428.99	2.05%	10.390	356	75.06	559
Primary	953	313,080,600.93	97.11%	8.579	356	78.04	568
Second Home	8	2,713,207.18	0.84%	9.470	356	81.24	568
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
A	130	40,977,767.21	12.71%	9.243	357	74.74	538
AA	253	74,083,236.84	22.98%	9.071	356	78.94	544
AA+	465	168,037,766.22	52.12%	7.992	356	80.06	596
AAA	1	85,565.57	0.03%	9.875	347	70.00	573
B	102	30,676,047.17	9.51%	9.674	357	73.17	525
C	34	6,500,100.50	2.02%	10.254	356	64.69	534
CC	12	2,037,753.59	0.63%	10.942	357	56.29	529
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alabama	16	1,823,509.59	0.57%	9.911	356	86.12	553
Arizona	21	5,958,278.33	1.85%	8.673	356	78.77	585
California	261	121,548,523.49	37.70%	8.069	356	78.25	578
Colorado	8	2,519,855.94	0.78%	8.871	357	85.47	552
Connecticut	11	3,137,797.17	0.97%	8.781	355	69.45	562
Delaware	2	333,093.03	0.10%	9.492	356	80.58	503
District of Columbia	3	1,385,390.81	0.43%	9.689	357	78.98	574
Florida	163	41,691,449.28	12.93%	9.019	356	76.35	558
Georgia	11	2,948,239.62	0.91%	10.154	356	81.01	541
Hawaii	11	5,288,588.97	1.64%	7.855	356	80.32	608
Idaho	3	833,784.53	0.26%	8.297	357	82.30	566
Illinois	10	2,677,840.71	0.83%	8.889	355	80.33	569
Indiana	3	203,010.16	0.06%	10.871	350	79.83	594
Iowa	3	608,500.63	0.19%	10.369	356	88.19	514
Kansas	2	135,947.27	0.04%	11.565	355	87.35	534
Kentucky	5	594,631.82	0.18%	10.625	358	83.10	523
Louisiana	7	1,721,370.24	0.53%	10.358	356	77.12	513
Maine	6	912,217.34	0.28%	9.611	357	71.29	548
Maryland	34	11,392,878.01	3.53%	8.579	356	81.45	565
Massachusetts	20	8,384,897.14	2.60%	8.537	355	74.43	563
Michigan	23	3,508,726.44	1.09%	9.677	356	82.88	547
Minnesota	3	1,240,570.35	0.38%	9.444	356	72.87	584
Mississippi	1	202,311.60	0.06%	8.750	356	90.00	555
Missouri	7	1,349,497.71	0.42%	9.075	357	82.92	586
Montana	1	460,692.44	0.14%	8.900	355	70.00	508
Nebraska	1	81,912.45	0.03%	11.050	357	80.00	507
Nevada	17	6,717,691.29	2.08%	8.725	356	77.12	567
New Hampshire	2	483,696.22	0.15%	9.243	356	74.02	580
New Jersey	51	22,958,727.86	7.12%	8.739	356	76.04	573
New York	53	23,353,113.31	7.24%	8.444	357	78.87	571
North Carolina	8	2,487,274.94	0.77%	8.836	356	82.77	574
North Dakota	2	192,993.49	0.06%	9.417	358	79.13	573
Ohio	24	3,703,378.13	1.15%	9.564	357	79.33	567
Oklahoma	1	79,918.21	0.02%	11.250	357	81.63	527
Oregon	9	2,985,516.26	0.93%	8.848	357	81.83	587
Pennsylvania	24	4,248,323.33	1.32%	9.502	357	77.50	548
Rhode Island	8	1,459,859.49	0.45%	8.459	356	66.47	567
South Carolina	7	2,162,863.06	0.67%	9.813	357	79.66	541
Tennessee	10	1,214,809.04	0.38%	10.588	356	83.14	535
Texas	65	11,419,785.90	3.54%	9.954	356	77.90	534
Utah	3	816,180.36	0.25%	8.033	354	85.72	591
Virginia	52	11,825,525.67	3.67%	8.861	356	74.67	556
Washington	14	4,178,320.16	1.30%	8.724	350	79.52	547
Wisconsin	10	1,116,783.12	0.35%	10.458	356	84.61	542
Wyoming	1	49,962.19	0.02%	10.750	358	86.21	542
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
No Silent 2nd	941	305,516,917.58	94.76%	8.646	356	77.95	565
Silent 2nd	56	16,881,319.52	5.24%	8.217	355	79.01	619
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
3.000 - 3.499	4	462,661.71	0.14%	11.806	356	60.78	509
4.000 - 4.499	10	997,925.85	0.31%	9.067	351	71.17	590
4.500 - 4.999	5	1,954,923.55	0.61%	6.401	348	64.93	616
5.000 - 5.499	17	3,465,742.21	1.07%	8.615	354	79.90	594
5.500 - 5.999	469	170,242,080.15	52.80%	8.116	357	80.05	586
6.000 - 6.499	339	95,072,434.68	29.49%	9.117	356	76.92	546
6.500 - 6.999	87	25,142,687.16	7.80%	9.619	356	74.66	535
7.000 - 7.499	30	11,809,513.02	3.66%	9.268	357	70.88	561
7.500 - 7.999	14	5,968,958.52	1.85%	9.301	356	77.39	554
8.000 - 8.499	16	5,261,881.31	1.63%	9.150	356	70.92	554
8.500 - 8.999	4	1,284,625.33	0.40%	9.597	356	76.17	570
9.000 - 9.499	2	734,803.61	0.23%	10.270	356	78.01	559
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
4.500 - 4.999	1	168,180.28	0.05%	7.350	341	73.01	539
5.000 - 5.499	1	445,831.91	0.14%	9.750	358	85.00	507
5.500 - 5.999	82	28,594,085.62	8.87%	8.066	358	78.66	582
6.000 - 6.499	69	21,007,742.57	6.52%	8.310	356	75.48	559
6.500 - 6.999	69	27,850,763.06	8.64%	7.081	356	76.80	600
7.000 - 7.499	67	25,755,729.52	7.99%	7.287	356	77.76	593
7.500 - 7.999	105	44,036,802.55	13.66%	7.769	356	80.09	596
8.000 - 8.499	86	36,398,523.19	11.29%	8.250	356	78.64	580
8.500 - 8.999	94	33,722,794.72	10.46%	8.766	356	80.25	573
9.000 - 9.499	88	33,452,082.59	10.38%	9.260	356	78.16	551
9.500 - 9.999	111	30,111,569.57	9.34%	9.770	355	76.58	532
10.000 -10.499	56	15,276,925.68	4.74%	10.272	356	74.59	525
10.500 -10.999	63	14,164,788.59	4.39%	10.733	356	77.50	525
11.000 -11.499	33	3,916,811.26	1.21%	11.251	356	73.28	520
11.500 -11.999	47	4,945,131.30	1.53%	11.749	355	79.27	520
12.000 -12.499	21	1,912,662.55	0.59%	12.166	356	74.46	518
12.500 -12.999	3	288,054.85	0.09%	12.673	355	78.51	524
13.000 -13.499	1	349,757.29	0.11%	13.000	357	72.16	518
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
9.000 - 9.499	1	402,341.98	0.12%	6.250	345	70.00	677
11.000 -11.499	1	79,150.01	0.02%	8.300	359	90.00	631
11.500 -11.999	12	5,432,780.70	1.69%	6.076	357	76.59	603
12.000 -12.499	18	6,804,442.17	2.11%	6.270	354	80.01	590
12.500 -12.999	64	26,089,525.28	8.09%	6.805	356	77.40	602
13.000 -13.499	70	27,127,316.16	8.41%	7.255	356	77.42	594
13.500 -13.999	114	46,268,839.89	14.35%	7.734	356	79.87	593
14.000 -14.499	103	42,115,372.47	13.06%	8.207	356	77.47	581
14.500 -14.999	118	43,012,494.93	13.34%	8.652	357	79.92	578
15.000 -15.499	100	37,067,799.10	11.50%	9.209	356	78.17	550
15.500 -15.999	130	36,481,449.86	11.32%	9.711	356	76.61	535
16.000 -16.499	65	18,420,847.19	5.71%	10.232	356	75.27	528
16.500 -16.999	82	18,441,057.50	5.72%	10.662	356	78.01	526
17.000 -17.499	38	5,228,519.75	1.62%	11.169	357	75.05	520
17.500 -17.999	54	6,295,649.04	1.95%	11.756	356	79.57	518
18.000 -18.499	22	2,342,875.88	0.73%	12.014	356	73.64	517
18.500 -18.999	4	438,017.90	0.14%	12.672	357	67.38	519
19.000 -19.499	1	349,757.29	0.11%	13.000	357	72.16	518
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000	1	164,700.00	0.05%	8.750	346	90.00	659
2.000	11	4,714,282.09	1.46%	8.779	355	73.75	565
3.000	985	317,519,255.01	98.49%	8.621	356	78.06	568
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000	996	322,233,537.10	99.95%	8.623	356	78.00	568
1.500	1	164,700.00	0.05%	8.750	346	90.00	659
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
04/01/07	1	331,389.20	0.10%	11.625	278	89.74	592
06/01/07	1	207,377.64	0.06%	6.990	340	80.00	626
07/01/07	7	1,048,416.26	0.33%	7.301	341	76.27	618
08/01/07	3	479,828.87	0.15%	8.236	342	76.29	590
09/01/07	3	677,717.87	0.21%	7.605	343	81.91	594
10/01/07	1	100,950.06	0.03%	8.750	344	85.00	657
11/01/07	3	1,321,988.56	0.41%	6.328	345	80.80	646
12/01/07	5	1,407,522.49	0.44%	7.133	346	82.41	698
01/01/08	2	234,924.57	0.07%	9.255	347	73.82	623
07/01/08	1	413,100.00	0.13%	9.000	353	90.00	606
08/01/08	7	2,113,692.56	0.66%	9.869	354	78.93	530
09/01/08	172	49,282,672.70	15.29%	9.115	355	73.68	552
10/01/08	297	97,079,096.80	30.11%	8.786	356	77.85	568
11/01/08	237	83,249,863.55	25.82%	8.362	357	81.24	571
12/01/08	94	34,225,345.68	10.62%	8.581	358	77.64	560
01/01/09	58	13,136,188.46	4.07%	9.806	359	74.75	538
02/01/09	1	161,000.00	0.05%	10.815	360	70.00	552
09/01/09	2	1,046,701.74	0.32%	8.629	355	80.03	577
10/01/09	3	831,571.20	0.26%	8.339	356	70.35	587
11/01/09	8	3,058,825.27	0.95%	7.489	357	83.50	594
12/01/09	4	1,334,220.77	0.41%	7.917	358	71.08	544
10/01/10	1	244,748.74	0.08%	6.490	344	82.83	619
12/01/10	1	268,540.78	0.08%	8.225	346	80.00	585
08/01/11	1	261,000.00	0.08%	7.950	354	90.00	576
09/01/11	17	6,082,325.45	1.89%	8.247	355	76.31	604
10/01/11	25	8,941,073.83	2.77%	7.643	356	74.27	587
11/01/11	29	8,689,523.15	2.70%	7.583	357	82.83	595
12/01/11	9	3,502,252.96	1.09%	7.702	358	74.98	609
01/01/12	4	2,666,377.94	0.83%	8.591	359	77.50	591
Total	997	322,398,237.10	100.00%	8.624	356	78.01	568

Option One Mortgage Loan Trust
2007-CP1

Marketing Materials

$756,800,000 (Approximate)
Offered Certificates

Option One Mortgage Acceptance Corporation
Depositor

Option One Mortgage Corporation
Originator and Servicer

RBS Greenwich Capital	Banc of America Securities LLC
Co-Lead Underwriters
Citigroup	JP Morgan Securities Inc.
H&R Block Financial Advisors, Inc.	HSBC Securities (USA) Inc.
Co-Managers

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 422-2006.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Net WAC Rate for the Certificate

Period	Dist Date	Net WAC Rate(1) (3)	Effective Net WAC Rate(2) (3)	Period	Dist Date	Net WAC Rate(1) (3)	Effective Net WAC Rate(2) (3)
1	3/25/2007	N/A	N/A	42	8/25/2010	13.515	26.776
2	4/25/2007	8.518	22.605	43	9/25/2010	13.516	26.775
3	5/25/2007	8.803	22.719	44	10/25/2010	13.975	27.080
4	6/25/2007	8.519	22.583	45	11/25/2010	13.548	26.802
5	7/25/2007	8.804	22.693	46	12/25/2010	14.013	27.113
6	8/25/2007	8.523	22.555	47	1/25/2011	13.572	26.821
7	9/25/2007	8.524	22.537	48	2/25/2011	13.573	26.819
8	10/25/2007	8.810	22.640	49	3/25/2011	15.027	27.785
9	11/25/2007	8.527	22.490	50	4/25/2011	13.576	26.817
10	12/25/2007	8.816	22.592	51	5/25/2011	14.037	27.124
11	1/25/2008	8.439	22.345	52	6/25/2011	13.591	26.827
12	2/25/2008	8.441	22.316	53	7/25/2011	14.048	27.130
13	3/25/2008	9.023	22.540	54	8/25/2011	13.595	26.826
14	4/25/2008	8.441	22.253	55	9/25/2011	13.597	26.824
15	5/25/2008	8.722	22.343	56	10/25/2011	14.084	27.158
16	6/25/2008	8.443	22.186	57	11/25/2011	13.693	26.915
17	7/25/2008	8.727	22.278	58	12/25/2011	14.207	27.276
18	8/25/2008	8.448	22.120	59	1/25/2012	13.775	26.991
19	9/25/2008	8.468	22.102	60	2/25/2012	13.795	27.008
20	10/25/2008	9.211	22.640	61	3/25/2012	14.747	27.645
21	11/25/2008	9.753	23.264	62	4/25/2012	13.807	27.013
22	12/25/2008	10.814	24.076	63	5/25/2012	14.289	27.342
23	1/25/2009	10.810	24.114	64	6/25/2012	13.847	27.047
24	2/25/2009	11.057	24.246	65	7/25/2012	14.318	27.363
25	3/25/2009	12.256	24.865	66	8/25/2012	13.863	27.056
26	4/25/2009	11.222	24.228
27	5/25/2009	11.892	24.673
28	6/25/2009	11.746	24.601
29	7/25/2009	12.252	24.885
30	8/25/2009	11.932	24.631
31	9/25/2009	11.699	24.316
32	10/25/2009	12.257	24.645
33	11/25/2009	12.173	24.617
34	12/25/2009	12.849	25.060
35	1/25/2010	12.554	24.810
36	2/25/2010	12.630	24.788
37	3/25/2010	13.993	25.607
38	4/25/2010	12.794	25.294
39	5/25/2010	13.527	26.337
40	6/25/2010	13.332	26.598
41	7/25/2010	13.892	27.005

(1)	Assumes that 1-month LIBOR and 6-month LIBOR increase instantaneously to a rate of 20.00% and are run at the pricing speed to call.
(2)	Assumes that 1-month LIBOR and 6-month LIBOR are instantaneously increased to a rate of 20.00% and payments are received from the related Swap Agreement.
(3)	Assumes no losses.

Weighted Average Life Tables

Class I-A-1 To Call
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	2.58	1.99	1.47	1.26	1.12
MDUR (yr)	2.24	1.78	1.36	1.18	1.05
First Prin Pay	1	1	1	1	1
Last Prin Pay	100	80	36	28	23

Class I-A-1 To Maturity
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	2.76	2.14	1.47	1.26	1.12
MDUR (yr)	2.34	1.87	1.36	1.18	1.05
First Prin Pay	1	1	1	1	1
Last Prin Pay	218	177	36	28	23

Class II-A-1 To Call
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	1.17	1.02	0.90	0.78	0.68
MDUR (yr)	1.10	0.96	0.85	0.74	0.65
First Prin Pay	1	1	1	1	1
Last Prin Pay	24	21	20	17	14

Class II-A-1 To Maturity
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	1.17	1.02	0.90	0.78	0.68
MDUR (yr)	1.10	0.96	0.85	0.74	0.65
First Prin Pay	1	1	1	1	1
Last Prin Pay	24	21	20	17	14

Weighted Average Life Tables

Class II-A-2 To Call
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	3.42	2.39	2.00	1.75	1.57
MDUR (yr)	2.99	2.17	1.84	1.62	1.47
First Prin Pay	24	21	20	17	14
Last Prin Pay	83	66	31	24	22

Class II-A-2 To Maturity
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	3.42	2.39	2.00	1.75	1.57
MDUR (yr)	2.99	2.17	1.84	1.62	1.47
First Prin Pay	24	21	20	17	14
Last Prin Pay	83	66	31	24	22

Class II-A-3 To Call
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	8.08	6.47	2.78	2.19	1.89
MDUR (yr)	6.32	5.28	2.51	2.01	1.75
First Prin Pay	83	66	31	24	22
Last Prin Pay	100	80	36	28	23

Class II-A-3 To Maturity
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	10.16	8.18	2.78	2.19	1.89
MDUR (yr)	7.41	6.29	2.51	2.01	1.75
First Prin Pay	83	66	31	24	22
Last Prin Pay	218	177	36	28	23

Weighted Average Life Tables

Class M-1 To Call
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	3.64	3.97	4.34	3.46	2.72
MDUR (yr)	3.20	3.46	3.75	3.06	2.45
First Prin Pay	39	43	36	28	23
Last Prin Pay	51	53	60	47	37

Class M-1 To Maturity
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	3.64	3.97	4.34	3.46	2.72
MDUR (yr)	3.20	3.46	3.75	3.06	2.45
First Prin Pay	39	43	36	28	23
Last Prin Pay	51	53	60	47	37

Class M-2 To Call
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	6.24	5.33	5.45	4.36	3.45
MDUR (yr)	5.07	4.46	4.56	3.75	3.05
First Prin Pay	51	53	60	47	37
Last Prin Pay	100	80	66	53	42

Class M-2 To Maturity
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	6.31	5.39	6.34	5.01	3.97
MDUR (yr)	5.12	4.50	5.16	4.23	3.45
First Prin Pay	51	53	60	47	37
Last Prin Pay	115	93	102	81	64

Weighted Average Life Tables

Class M-3 To Call
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	8.34	6.68	5.51	4.43	3.51
MDUR (yr)	6.44	5.39	4.59	3.80	3.09
First Prin Pay	100	80	66	53	42
Last Prin Pay	100	80	66	53	42

Class M-3 To Maturity
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	12.40	9.99	10.04	7.96	6.37
MDUR (yr)	8.56	7.34	7.39	6.19	5.18
First Prin Pay	115	93	102	81	64
Last Prin Pay	197	160	147	117	94

Class M-4 To Call
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	5.49	4.67	4.34	3.42	2.69
MDUR (yr)	4.50	3.95	3.73	3.01	2.42
First Prin Pay	38	42	45	35	28
Last Prin Pay	100	80	66	53	42

Class M-4 To Maturity
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	6.03	5.12	4.71	3.70	2.91
MDUR (yr)	4.79	4.21	3.96	3.21	2.59
First Prin Pay	38	42	45	35	28
Last Prin Pay	173	139	115	91	73

Weighted Average Life Tables

Class M-5 To Call
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	5.48	4.63	4.23	3.34	2.62
MDUR (yr)	4.48	3.91	3.63	2.94	2.35
First Prin Pay	38	41	43	34	26
Last Prin Pay	100	80	66	53	42

Class M-5 To Maturity
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	6.00	5.06	4.58	3.60	2.83
MDUR (yr)	4.76	4.17	3.86	3.13	2.52
First Prin Pay	38	41	43	34	26
Last Prin Pay	166	134	111	88	70

Class M-6 To Call
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	5.48	4.60	4.16	3.28	2.58
MDUR (yr)	4.48	3.88	3.57	2.89	2.32
First Prin Pay	38	40	42	33	26
Last Prin Pay	100	80	66	53	42

Class M-6 To Maturity
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	5.98	5.01	4.50	3.53	2.78
MDUR (yr)	4.74	4.13	3.79	3.07	2.47
First Prin Pay	38	40	42	33	26
Last Prin Pay	160	129	106	84	67

Weighted Average Life Tables

Class M-7 To Call
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	5.48	4.59	4.11	3.24	2.55
MDUR (yr)	4.40	3.81	3.49	2.83	2.28
First Prin Pay	38	39	41	32	25
Last Prin Pay	100	80	66	53	42

Class M-7 To Maturity
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	5.95	4.98	4.43	3.48	2.74
MDUR (yr)	4.64	4.04	3.69	2.99	2.42
First Prin Pay	38	39	41	32	25
Last Prin Pay	155	125	103	81	65

Class M-8 To Call
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	5.48	4.57	4.07	3.22	2.53
MDUR (yr)	4.30	3.73	3.40	2.77	2.23
First Prin Pay	37	39	40	31	25
Last Prin Pay	100	80	66	53	42

Class M-8 To Maturity
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	5.92	4.93	4.37	3.44	2.71
MDUR (yr)	4.52	3.93	3.58	2.92	2.36
First Prin Pay	37	39	40	31	25
Last Prin Pay	148	119	98	78	62

Weighted Average Life Tables

Class M-9 To Call
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	5.47	4.56	4.03	3.18	2.52
MDUR (yr)	4.19	3.64	3.31	2.70	2.19
First Prin Pay	37	38	39	31	24
Last Prin Pay	100	80	66	53	42

Class M-9 To Maturity
ARM Prepay Speed	70% PPC	85% PPC	100% PPC	120% PPC	140% PPC
WAL (yr)	5.86	4.87	4.29	3.38	2.68
MDUR (yr)	4.37	3.81	3.46	2.83	2.30
First Prin Pay	37	38	39	31	24
Last Prin Pay	141	114	94	74	59

Swap Schedule
Period	Distribution Date	Notional Schedule ($)	Period	Distribution Date	Notional Schedule ($)
1	03/25/07	0.00	36	02/25/10	192,875,610.33
2	04/25/07	748,753,415.93	37	03/25/10	184,471,346.55
3	05/25/07	738,918,541.01	38	04/25/10	184,471,346.55
4	06/25/07	727,308,722.06	39	05/25/10	184,471,346.55
5	07/25/07	713,941,486.58	40	06/25/10	182,152,869.02
6	08/25/07	698,822,999.62	41	07/25/10	175,665,813.28
7	09/25/07	682,032,206.15	42	08/25/10	169,409,197.66
8	10/25/07	663,633,410.67	43	09/25/10	163,374,774.66
9	11/25/07	644,101,704.42	44	10/25/10	157,554,690.10
10	12/25/07	624,165,398.36	45	11/25/10	151,941,352.56
11	01/25/08	604,371,521.11	46	12/25/10	146,527,480.02
12	02/25/08	585,027,719.35	47	01/25/11	141,305,904.44
13	03/25/08	566,270,914.35	48	02/25/11	136,269,879.53
14	04/25/08	548,105,968.56	49	03/25/11	131,412,829.31
15	05/25/08	530,519,341.61	50	04/25/11	126,728,406.27
16	06/25/08	513,451,530.55	51	05/25/11	122,210,487.68
17	07/25/08	496,879,671.24	52	06/25/11	117,853,170.72
18	08/25/08	480,781,318.86	53	07/25/11	113,650,755.38
19	09/25/08	464,970,089.02	54	08/25/11	109,597,748.15
20	10/25/08	445,720,605.13	55	09/25/11	105,688,816.86
21	11/25/08	420,159,373.19	56	10/25/11	101,918,817.81
22	12/25/08	390,464,343.35	57	11/25/11	98,281,597.12
23	01/25/09	360,416,461.67	58	12/25/11	94,771,199.02
24	02/25/09	333,384,350.30	59	01/25/12	91,382,721.33
25	03/25/09	312,820,078.28	60	02/25/12	88,113,969.93
26	04/25/09	297,168,653.86	61	03/25/12	84,961,626.62
27	05/25/09	283,914,607.23	62	04/25/12	81,921,622.67
28	06/25/09	272,265,001.15	63	05/25/12	78,989,981.02
29	07/25/09	261,041,168.82	64	06/25/12	76,162,909.34
30	08/25/09	250,215,800.87	65	07/25/12	73,436,681.34
31	09/25/09	239,774,715.79	66	08/25/12	70,807,662.16
32	10/25/09	229,704,319.48	67	09/25/12	0.00
33	11/25/09	219,991,560.56
34	12/25/09	210,623,954.87
35	01/25/10	201,589,307.83

EXCESS SPREAD (1,2)

Period	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %	STATIC LIBOR (%)	FORWARD LIBOR (%)	Period	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %	STATIC LIBOR (%)	FORWARD LIBOR (%)
1	5.320	5.400	N/A	N/A	42	5.147	5.220	5.41	5.22
2	5.346	5.400	3.56	3.56	43	5.155	5.226	5.42	5.24
3	5.342	5.393	3.57	3.57	44	5.162	5.231	5.44	5.27
4	5.350	5.380	3.56	3.56	45	5.168	5.237	5.43	5.27
5	5.343	5.362	3.58	3.58	46	5.173	5.243	5.45	5.30
6	5.335	5.342	3.57	3.57	47	5.177	5.250	5.44	5.29
7	5.323	5.319	3.58	3.58	48	5.179	5.258	5.44	5.30
8	5.300	5.293	3.59	3.59	49	5.185	5.267	5.49	5.34
9	5.270	5.270	3.59	3.59	50	5.196	5.276	5.44	5.30
10	5.243	5.248	3.61	3.61	51	5.205	5.285	5.46	5.33
11	5.224	5.229	3.51	3.51	52	5.215	5.293	5.44	5.33
12	5.198	5.211	3.52	3.52	53	5.224	5.300	5.46	5.35
13	5.176	5.196	3.54	3.54	54	5.232	5.307	5.44	5.34
14	5.162	5.183	3.53	3.53	55	5.240	5.312	5.44	5.34
15	5.145	5.171	3.54	3.54	56	5.246	5.317	5.48	5.38
16	5.130	5.162	3.54	3.54	57	5.252	5.322	5.52	5.44
17	5.119	5.152	3.56	3.56	58	5.258	5.326	5.59	5.51
18	5.108	5.135	3.56	3.56	59	5.262	5.330	5.59	5.52
19	5.098	5.115	3.57	3.57	60	5.265	5.334	5.61	5.53
20	5.092	5.115	3.90	3.86	61	5.268	5.338	5.64	5.56
21	5.090	5.116	4.58	4.46	62	5.273	5.343	5.61	5.54
22	5.074	5.115	5.19	5.03	63	5.277	5.347	5.63	5.57
23	5.017	5.116	5.48	5.29	64	5.281	5.352	5.63	5.57
24	4.991	5.126	5.63	5.42	65	5.286	5.356	5.64	5.59
25	5.101	5.140	5.69	5.48	66	5.290	5.361	5.63	5.58
26	5.093	5.135	5.68	5.47	67	5.294	5.365	0.00	0.00
27	5.086	5.132	5.74	5.52
28	5.081	5.129	5.78	5.55
29	5.076	5.129	5.82	5.58
30	5.073	5.130	5.83	5.59
31	5.072	5.133	5.59	5.35
32	5.072	5.138	5.64	5.39
33	5.074	5.145	5.66	5.42
34	5.078	5.153	5.72	5.48
35	5.084	5.162	5.73	5.50
36	5.092	5.171	5.75	5.52
37	5.101	5.181	5.83	5.60
38	5.111	5.190	5.60	5.38
39	5.121	5.199	5.44	5.23
40	5.130	5.207	5.32	5.13
41	5.139	5.214	5.39	5.21

(1)	Assumes the pricing prepayment speed to call.
(2)
Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, Trustee Fee and PMI Insurer Fee), less aggregate interest on the Certificates divided by (b) aggregate principal balance of the Mortgage Loans as of the beginning period.

BREAKEVEN LOSSES

LOSS COVERAGE

Class	M-1	M-2	M-3	M-4	M-5	M-6
Rating (M/S)	[Aa1/AA+]	[Aa2/AA]	[Aa3/AA-]	[A1/A+]	[A2/A]	[A2/A-]

Loss Severity	30%	30%	30%	30%	30%	30%
Default	79.23	49.43	43.15	35.92	30.63	27.38
Collateral Loss	25.58%	20.29%	18.81%	16.86%	15.24%	14.15%

Loss Severity	40%	40%	40%	40%	40%	40%
Default	48.87	32.79	29.15	24.81	21.51	19.43
Collateral Loss	26.89%	21.24%	19.67%	17.63%	15.93%	14.79%

Loss Severity	50%	50%	50%	50%	50%	50%
Default	35.02	24.48	21.98	18.93	16.57	15.05
Collateral Loss	27.67%	21.84%	20.23%	18.13%	16.38%	15.19%

Class	M-7	M-8	M-9
Rating (M/S)	[A3/BBB+]	[Baa1/BBB]	[Baa2/BBB-]

Loss Severity	30%	30%	30%
Default	23.93	21.04	17.97
Collateral Loss	12.89%	11.76%	10.46%

Loss Severity	40%	40%	40%
Default	17.17	15.23	13.18
Collateral Loss	13.47%	12.27%	10.93%

Loss Severity	50%	50%	50%
Default	13.39	11.94	10.40
Collateral Loss	13.84%	12.60%	11.23%

Assumptions
12 Month Delay
Forward LIBOR
Delinquency Trigger Failing
Run to maturity
Defaults are in addition to prepayments
Run at pricing speed
"Break" is CDR which results in approximate first dollar of principal loss